EXHIBIT (b)(2)
===============================================================================


                                US$8,500,000,000


                                CREDIT AGREEMENT


                            dated 13 December, 2000


                                    between


                               REED ELSEVIER INC.
                                      and
                              ELSEVIER FINANCE SA
                             as Original Borrowers

                           REED ELSEVIER (UK) LIMITED
                              as Borrowers' Agent

                           REED INTERNATIONAL P.L.C.
                                      and
                                  ELSEVIER NV
                             as Original Guarantors

                            DEUTSCHE BANK AG LONDON
                                      and
                    MORGAN STANLEY DEAN WITTER BANK LIMITED
      as Joint Lead Arrangers, Joint Book Runners and Documentation Agents


                            DEUTSCHE BANK AG LONDON
                   as Facility Agent and Euro Swingline Agent

                                      and

                       DEUTSCHE BANK AG, NEW YORK BRANCH
                           as Dollar Swingline Agent


                                      and


                                     OTHERS


===============================================================================


                                 WHITE & CASE
                                 7-11 Moorgate
                                London EC2R 6HH

     THIS AGREEMENT is dated 13 December, 2000 and made between:

     (1) REED ELSEVIER INC. and ELSEVIER FINANCE SA (the "Original Borrowers");

     (2) REED ELSEVIER (UK) LIMITED as the Borrowers' Agent (as defined below);

     (3) REED INTERNATIONAL P.L.C. and ELSEVIER NV (the "Original Guarantors");

     (4) DEUTSCHE BANK AG LONDON and MORGAN STANLEY DEAN WITTER BANK LIMITED as joint lead arrangers, joint book runners and documentation agents (the "Lead Arrangers");

     (5) DEUTSCHE BANK AG LONDON as facility agent (the "Facility Agent");

     (6) DEUTSCHE BANK AG LONDON as euro swingline agent (the "Euro Swingline Agent");

     (7) DEUTSCHE BANK AG, NEW YORK BRANCH as dollar swingline agent (the "Dollar Swingline Agent"); and

     (8) THE BANKS listed in Part 1 of Schedule 1 as lenders (the "Original Lenders").

     IT IS AGREED as follows:

                           SECTION 1 - INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

     1.1 Definitions

     In this Agreement:

     "Accession Letter" means a document substantially in the form set out in
Schedule 7 (Form of Accession Letter).

     "Acquisition" means the acquisition by REH Mergersub Inc., a component company of Reed Elsevier, of all the issued share capital of Harcourt pursuant to the Acquisition Documents.

     "Acquisition Agreement" means the Agreement and Plan for Merger dated 27 October, 2000 between Reed Elsevier Inc., REH Mergersub Inc. and Harcourt.

     "Acquisition Documents" means the Acquisition Agreement and the Offer to Purchase.


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


     "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 27.2 (Changes to the Obligors).

     "Additional Guarantee" means the guarantee of the Facility C Guaranteed Amounts by either the Original Guarantors or the Additional Guarantors.

     "Additional Guarantee Shareholder Approval" means such approval of the holders of the issued shares in Reed International P.L.C. as is necessary to enable the Original Guarantors to provide a guarantee to each Finance Party for the payment of the Facility C Guaranteed Amounts and otherwise on substantially the same terms as are set out in Clause 20 (Guarantee and Indemnity).

     "Additional Guarantors" means each of Reed Elsevier plc and Elsevier Finance SA upon them becoming Additional Guarantors in accordance with Clause
20.2 (Additional Guarantors).

     "Additional Obligor" means an Additional Borrower or an Additional
Guarantor.

     "Advance" means any Facility A Advance, Facility B Advance, Facility C Advance or Term-out Advance.

     "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

     "Agency Fee Letter" means the letter between the Facility Agent and the Original Obligors setting out details of the fee referred to in Clause 13.4 (Agency Fee).

     "Agents" means the Dollar Swingline Agent, the Euro Swingline Agent and the Facility Agent, and "Agent" means, as the context may require, any of them.

     "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

     "Available Dollar Swingline Commitment" means a Dollar Swingline Lender's Dollar Swingline Commitment minus:

     (a) the Base Currency Amount of its participation in any outstanding Dollar Swingline Advances; and

     (b) in relation to any proposed Dollar Swingline Advance, the Base Currency Amount of its participation in any Dollar Swingline Advances that are due to be made on or before the proposed Utilisation Date, other than, in either case, that Dollar Swingline Lender's participation in any Dollar Swingline Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Available Dollar Swingline Facility" means the aggregate for the time being of the Available Dollar Swingline Commitment of each Dollar Swingline Lender.

     "Available Euro Swingline Commitment" means a Euro Swingline Lender's Euro Swingline Commitment minus:


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


     (a) the Base Currency Amount of its participation in any outstanding Euro Swingline Advances; and

     (b) in relation to any proposed Euro Swingline Advance, the Base Currency Amount of its participation in any Euro Swingline Advances that are due to be made on or before the proposed Utilisation Date, other than, in either case, that Euro Swingline Lender's participation in any Euro Swingline Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Available Euro Swingline Facility" means the aggregate for the time being of the Available Euro Swingline Commitment of each Euro Swingline Lender.

     "Available Facility A" means the aggregate for the time being of each Lender's Available Facility A Commitment (if any).

     "Available Facility A Commitment" means a Lender's Facility A Commitment minus:

     (a) the Base Currency Amount of its participation in any outstanding Facility A Advances; and

     (b) in relation to any proposed Facility A Utilisation, the Base Currency Amount of its participation in any Facility A Advances that are due to be made on or before the proposed Utilisation Date,

other than, in either case, that Lender's participation in any Facility A Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Available Facility B" means the aggregate for the time being of each Lender's Available Facility B Commitment (if any).

     "Available Facility B Commitment" means a Lender's Facility B Commitment minus:

     (a) the Base Currency Amount of its participation in any outstanding Facility B Advances; and

     (b) in relation to any proposed Facility B Utilisation, the Base Currency Amount of its participation in any Facility B Advances that are due to be made on or before the proposed Utilisation Date,

other than, in either case, that Lender's participation in any Facility B Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Available Facility C" means the aggregate for the time being of each Lender's Available Facility C Commitment (if any).

     "Available Facility C Commitment" means a Lender's Facility C Commitment minus:

     (a) the Base Currency Amount of its participation in any outstanding Facility C Advances; and

     (b) in relation to any proposed Facility C Utilisation, the Base Currency Amount of its participation in any Facility C Advances that are due to be made on or before the proposed Utilisation Date,

other than, in either case, that Lender's participation in any Facility C Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date.

     "Base Currency" means US Dollars.

     "Base Currency Amount" means, in relation to an Advance, the amount specified in the Utilisation Request delivered by a Borrower for that Advance (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Facility Agent's Spot Rate of Exchange on the date which is 3 Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment (other than a repayment arising from a change of currency), prepayment, consolidation or division of the Advance.

     "Borrower" means any of the Original Borrowers and any Additional
Borrower.

     "Borrower Transaction Documents" means the Acquisition Documents and the On Sale Agreement.

     "Borrower Transactions" means the Acquisition and the On Sale Transaction.

     "Borrowers' Agent" means Reed Elsevier (UK) Limited or any such other person for the time being nominated as such by the Original Guarantors and agreed by the Facility Agent.

     "Break Costs" means the amount (if any) by which:

     (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds:

     (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

     "Business Day" means a day (other than Saturday or Sunday) on which banks are open for general business in London and:

     (a) (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

     (b) (in relation to any date for payment, rate fixing or purchase of Euro) any TARGET Day.

     "Cash Collateral Account" means any interest bearing blocked deposit account with the Cash Collateral Bank opened, or to be opened, in the name of any Borrower (as the same may be redesignated, substituted or replaced from time to time) which is pledged, charged or assigned to the Cash Collateral Bank to secure the obligations of the Borrowers under the Finance Documents.

     "Cash Collateral Bank" means Deutsche Bank AG London.

     "Club Facilities" means the loan facilities made available pursuant to:

     (a) the US$360,000,000 revolving credit facility agreement dated 13 December 1999 made between Reed Elsevier (UK) Limited and Reed Elsevier Inc. as original borrowers, Reed International P.L.C. and Elsevier NV as guarantors, ABN AMRO Bank N.V. as agent and the banks therein referred to; and

     (b) the US$640,000,000 revolving credit facility agreement dated 7 February 1997 made between Reed Elsevier (UK) Limited and Reed Elsevier Inc. as original borrowers, Reed International P.L.C. and Elsevier NV as guarantors, ABN AMRO Bank N.V. as agent and the banks therein referred to.

     "Commitment" means, in relation to a Lender, its Facility A Commitment, its Facility B Commitment and its Facility C Commitment (if any).

     "Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

     "Confidentiality Undertaking" means a confidentiality undertaking substantially in the form set out in Schedule 10 (Form of Confidentiality Undertaking) or in any other form agreed between the Borrowers' Agent and the Facility Agent.

     "Conversion Request" has the meaning given to it in Clause 8.4 (Request for Conversion).

     "Corporate Structure Chart" means the chart in agreed form dated 30 June, 2000 showing the material capital structure of Reed Elsevier as updated from time to time.

     "Credit Rating" means a long term debt rating given by S&P or Moody's.

     "Default" means any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under this Agreement or any combination of any of the foregoing) be an Event of Default.

     "Disposal" means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its business or assets (other than by one component company of Reed Elsevier to another), whether by one transaction or a series of transactions and whether at the same time or over a period of time.

     "Disposal Proceeds" means, in respect of a Disposal by a component company of Reed Elsevier, the gross consideration recoverable in cash by that company for that Disposal less all Taxes, costs and expenses directly incurred in respect of that Disposal.

     "Dollar Swingline Advance" means any advance made or to be made under the Dollar Swingline Facility pursuant to a Utilisation Request under Clause 6.5 (Delivery of a Utilisation Request for a Swingline Advance).

     "Dollar Swingline Commitment" means:

     (a) in relation to an Original Lender which is a Dollar Swingline Lender, the amount set opposite its name under the heading "Dollar Swingline Commitment" in Part 2 of Schedule 1 (The Original Lenders) and the amount of any other Dollar Swingline Commitment transferred to it under this Agreement; and

     (b) in relation to any other Dollar Swingline Lender, the amount of any Dollar Swingline Commitment transferred to it under this Agreement;

to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Dollar Swingline Facility" means the dollar swingline facility forming part of Facility B as described in Clause 2.1(b)(i) (The Facilities).

     "Dollar Swingline Lender" means:

     (a) any Original Lender whose name is set out in Part 2 of Schedule 1 (The Dollar Swingline Lenders); and

     (b) any bank or financial institution which has become a Party as a Lender in accordance with Clause 26 (Changes to the Lenders) and to whom a Dollar Swingline Commitment has been transferred,

which in each case has not ceased to have a Dollar Swingline Commitment.

     "Dollar Swingline Rate" means, at any time, the higher of:

     (a)  the Prime Rate; and

     (b)  the Federal Funds Rate plus 0.50 per cent per annum.

     "Encumbrance" means any mortgage, charge, pledge, lien, assignment by way of security and any other security interest of any kind whatsoever.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect on the date of this Agreement.

     "EURIBOR" means, in relation to any Advance (other than a Euro Swingline Advance) in Euro:

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Advance.

     "Euro Swingline Advance" means any advance made or to be made under the Euro Swingline Facility pursuant to a Utilisation Request under Clause 6.5 (Delivery of a Utilisation Request for a Swingline Advance).

     "Euro Swingline Commitment" means:

     (a) in relation to an Original Lender which is a Euro Swingline Lender, the amount set opposite its name under the heading "Euro Swingline Commitment" in Part 3 of Schedule 1 (The Euro Swingline Lenders) and the amount of any other Euro Swingline Commitment transferred to it under this Agreement; and

     (b) in relation to any other Euro Swingline Lender, the amount of any Euro Swingline Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Euro Swingline Facility" means the euro swingline facility forming part of Facility B as described in Clause 2.1(b)(ii) (The Facilities).

     "Euro Swingline Lender" means:

     (a) any Original Lender whose name is set out in Part 3 of Schedule 1 (The Euro Swingline Lenders); and

     (b) any bank or financial institution which has become Party as a Lender in accordance with Clause 26 (Changes to the Lenders) and to whom a Euro Swingline Commitment has been transferred,

which in each case has not ceased to have a Euro Swingline Commitment.

     "Euro Swingline Rate" means, at any time, the aggregate of:

     (a) the arithmetic mean of the rates per annum (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by each Reference Bank as its overnight interest rate for Euro deposits in the European interbank market; and

     (b)  0.10 per cent above the then relevant Margin for Facility B.

     "Event of Default" means any event or circumstance specified as such in Clause 25 (Events of Default).

     "Extended Facility A Maturity Date" means the date which is 12 Months after the Facility A Maturity Date.

     "Facilities" means Facility A, Facility B and Facility C.

     "Facility A" means the loan facility made available under this Agreement as described in Clause 2.1(a) (The Facilities).

     "Facility A Advance" means an advance made or to be made under Facility A (other than a Term-out Advance) or the principal amount outstanding for the time being of that advance.

     "Facility A Availability Period" means the period from and including the date of this Agreement to and including the date falling 1 Month prior to the Facility A Maturity Date.

     "Facility A Commitment" means:

     (a) in relation to an Original Lender, the amount (if any) set opposite its name under the heading "Facility A Commitment" in Part 1 of
          Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

     (b) in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Facility A Maturity Date" means the date which is 364 days after the date of this Agreement.

     "Facility A Outstandings" means the aggregate of the Base Currency Amount from time to time of each of the Facility A Advances.

     "Facility Agent's Spot Rate of Exchange" means the Facility Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

     "Facility B" means the loan facility made available under this Agreement as described in Clause 2.1(b) (The Facilities) incorporating a dollar swingline facility and a euro swingline facility.

     "Facility B Advance" means an advance made or to be made under Facility B (including, unless the context otherwise requires, any Dollar Swingline Advance and any Euro Swingline Advance) or the principal amount outstanding for the time being of that advance.

     "Facility B Availability Period" means the period from and including the date of this Agreement to and including the date falling 1 Month prior to the Facility B Maturity Date.

     "Facility B Commitment" means:

     (a) in relation to an Original Lender, the amount (if any) set opposite its name under the heading "Facility B Commitment" in Part 1 of
          Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

     (b) in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement (and, in the case of a Dollar Swingline Lender or a Euro Swingline Lender, its Facility B Commitment shall include its Dollar Swingline Commitment or, as the case may be, its Euro Swingline Commitment).

     "Facility B Maturity Date" means the date which is 36 Months after the date of this Agreement.

     "Facility B Outstandings" means the aggregate of the Base Currency Amount from time to time of each of the Facility B Advances.

     "Facility C" means the loan facility made available under this Agreement as described in Clause 2.1(c) (The Facilities).

     "Facility C Advance" means an advance made or to be made under Facility C or the principal amount outstanding for the time being of that advance.

     "Facility C Availability Period" means the period from and including the date of this Agreement to and including 31 July 2001.

     "Facility C Borrower" means Reed Elsevier Inc.

     "Facility C Commitment" means:

     (a) in relation to an Original Lender, the amount (if any) set opposite its name under the heading "Facility C Commitment" in Part 1 of
          Schedule 1 (The Original Lenders) and the amount of any other Facility C Commitment transferred to it under this other Agreement; and

     (b) in relation to any other Lender, the amount of any Facility C Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Facility C Guaranteed Amounts" means any and all amounts whatsoever from time to time owing by the Facility C Borrower to the Finance Parties (or any of them) with respect to Facility C under or in connection with the Financing Documents.

     "Facility C Maturity Date" means the date which is 364 days after the date of this Agreement.

     "Facility C Outstandings" means the aggregate of the Base Currency Amount from time to time of each of the Facility C Advances.

     "Facility Office" means:

     (a) in relation to a Lender (other than in such Lender's capacity as a Dollar Swingline Lender or a Euro Swingline Lender), the office identified as such opposite such Lender's name in Part 1 of Schedule 1 (The Original Lenders) (or, in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) or such other office as it may from time to time select;

     (b) in relation to a Dollar Swingline Lender, its office in the United States of America identified as such opposite such Dollar Swingline Lender's name in Part 2 of Schedule 1 (The Dollar Swingline Lenders) (or in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee), or such other office in the United States of America as it may from time to time select; and

     (c) in relation to a Euro Swingline Lender, its office identified as such opposite such Euro Swingline Lender's name in Part 3 of Schedule 1 (The Euro Swingline Lenders) (or in the case of a transferee, at the end of the Transfer Certificate to which it is a party as transferee) or such other office as it may from time to time select.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

     (a) the weighted average of the rate on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or

     (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such transactions received by the Dollar Swingline Agent from three federal funds brokers of recognised standing selected by it.

     "Fee Letter" means the letter between the Lead Arrangers and the Original Obligors setting out details of the fees referred to in Clause 13.3 (Lead Arrangers Fee).

     "Finance Party" means any of the Agents, the Lead Arrangers and the Lenders.

     "Financial Indebtedness" means any indebtedness for or in respect of:

     (a)  moneys borrowed;

     (b)  any amount raised by acceptance under any acceptance credit facility;

     (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

     (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

     (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

     (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

     (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

     (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

Notwithstanding the foregoing Financial Indebtedness shall exclude any such liabilities due from a component company of Reed Elsevier to another component company of Reed Elsevier.

     "Financing Document" means this Agreement, the Fee Letter, the Agency Fee Letter, any Accession Letter and any other document designated as such by the Facility Agent and the Borrowers' Agent.

     "GAAP" means, in relation to an Obligor, generally accepted accounting principles in such Obligor's jurisdiction of incorporation and, in relation to the Original Guarantors, generally accepted accounting principles in England and Wales and the Netherlands, as appropriate.

     "Guaranteed Amounts" means:

     (a) unless and until either the Original Guarantors have guaranteed the Facility C Guaranteed Amounts pursuant to Clause 20.1 (Original Guarantors) or the Additional Guarantors shall have guaranteed the Facility C Guaranteed Amounts pursuant to Clause 20.2 (Additional Guarantors), any and all amounts whatsoever from time to time owing by the Borrowers (or any of them) to the Finance Parties (or any of them) under or in connection with the Financing Documents, except for any Facility C Guaranteed Amounts;

     (b) if the Original Guarantors have guaranteed the Facility C Guaranteed Amounts pursuant to Clause 20.1 (Original Guarantors), any and all amounts whatsoever from time to time owing by the Borrowers (or any of them) to the Finance Parties (or any of them) under or in connection with the Financing Documents; and

     (a) if the Additional Guarantors shall have guaranteed the Facility C Guaranteed Amounts pursuant to Clause 20.2 (Additional Guarantors), any and all amounts whatsoever from time to time owing by the Borrowers (or any of them) to the Finance Parties (or any of them) under or in connection with the Financing Documents, excluding with respect to the Original Guarantors, the Facility C Guaranteed Obligations.

     "Guarantor" means any of the Original Guarantors and the Additional Guarantors.

     "Harcourt" means Harcourt General, Inc.

     "Harcourt Group" means Harcourt and its Subsidiaries from time to time.

     "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

     "Information Memorandum" means the document in the form approved by the Original Obligors concerning Reed Elsevier which, at the Original Obligors' request and on their behalf, was prepared in relation to the Facilities and distributed by the Lead Arrangers to selected financial institutions in respect of this Agreement.

     "Initial Facility C Advance" means the first Facility C Advance made or to be made under this Agreement.

     "Interest Period" means, in relation to an Advance, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

     "Lender" means:

     (a)  subject to Clause 1.5 (MSDW), any Original Lender; and

     (b) any bank or financial institution which has become a Party as a Lender in accordance with Clause 26 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

     "LIBOR" means, in relation to any Advance (other than an Advance in Euro or a Swingline Advance):

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the currency or period of that Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Advance and for a period comparable to the Interest Period for that Advance.

     "Majority Lenders" means:

     (a) if there are no Advances then outstanding, a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3% of the Total Commitments immediately prior to the reduction); or

     (b) at any other time, a Lender or Lenders whose participations in the Advances then outstanding aggregate more than 662/3% of all the Advances then outstanding.

     "Mandatory Cost" means:

     (a) the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 5 (Mandatory Cost Formulae); and

     (b) in relation to an Advance in Dollars made available by a U.S. branch of a Lender the cost (if any) certified by that Lender as being the cost to it of complying with Regulation D of the Board of Governors of the Federal Revenue System of the United States of America attributable to such Advance.

     "Margin" means, in relation to an Advance (other than a Swingline Advance), for the relevant Interest Period, the rates per annum computed in accordance with the table set out in Schedule 4 (The Margin) provided that if, on any day on which the Margin is determined hereunder, a Borrower has Credit Ratings from S&P and Moody's which are not equivalent (or no Credit Rating from one of them), the applicable rate per annum shall be the relevant rate computed for the lower of the two ratings or, where only one Credit Rating is given, the relevant rate for such Credit Rating, in accordance with the table set out in
Schedule 4 (The Margin) for each of the Credit Ratings.

     "Margin Stock" has the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and any successor to all or a portion thereof.

     "Material Adverse Effect" means a material adverse change in, or a material adverse effect on, the financial condition, assets or business of Reed Elsevier taken as a whole.

     "Material Subsidiary" means:

     (a) each of Reed Elsevier plc, Elsevier Reed Finance BV and, immediately upon the consummation of the Acquisition, Harcourt; and

     (b) any other component company of Reed Elsevier whose adjusted net profits, net assets or net revenues (or, where the Subsidiary in question prepares combined or consolidated accounts, whose combined or consolidated net profits, combined or consolidated net assets or combined or consolidated net revenues, as the case may be) represent not less than 5 per cent. of the combined or consolidated adjusted net profits, combined or consolidated net assets or combined or consolidated net revenues of Reed Elsevier

     (calculations under this paragraph (b) being made by reference to the then latest audited accounts (or audited combined or consolidated accounts, as the case may be) of such component company and the then latest audited combined accounts of Reed Elsevier); and

     (c) any other component company of Reed Elsevier to which is transferred all or substantially all of the assets and undertakings of a Subsidiary which immediately prior to such a transfer is a Material Subsidiary.

     "Month" means a period starting on one day in a calendar Month and ending on the numerically corresponding day in the next calendar Month, except that:

     (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar Month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

     (b) if there is no numerically corresponding day in the calendar Month in which that period is to end, that period shall end on the last Business Day in that calendar Month; and

     (c) if an Interest Period begins on the last Business Day of a calendar Month, that Interest Period shall end on the last Business Day in the calendar Month in which that Interest Period is to end.

     The above rules will only apply to the last Month of any period.

     "Moody's" means Moody's Investor Services, Inc., or any successor thereto.

     "Obligors" means the Borrowers and the Guarantors from time to time.

     "Offer to Purchase" means the offer to purchase all outstanding shares of common stock and all outstanding shares of series A cumulative convertible stock of Harcourt dated 8 November, 2000 filed by REH Mergersub, Inc.

     "On Sale Agreement" means the Sale and Purchase Agreement dated 27 October, 2000 between Reed Elsevier Inc. and The Thomson Corporation.

     "On Sale Transaction" means the sale to The Thomson Corporation of all capital stock of Harcourt Assessment Systems, Inc., Drake Beam Morin, Inc. and National Education Corporation and all assets and properties owned by the Harcourt Group used primarily in connection with Harcourt's higher education and professional services business in accordance with the terms of the On Sale Agreement.

     "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 5.3 (Conditions relating to Optional Currencies).

     "Original Obligors" means the Original Borrowers and the Original
Guarantors.

     "Participating Member State" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

     "Party" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

     "Permitted Encumbrance" means:

     (a) liens arising by operation of law or contained in a contract for the purchase of goods or services entered into by any component company of Reed Elsevier, in each case in the ordinary course of business and not as a result of any default or omission on the part of any component company of Reed Elsevier;

     (b) Encumbrances over credit balances on bank accounts of any component company of Reed Elsevier arising in relation to banking arrangements entered into by a component company of Reed Elsevier in the ordinary course of its day to day business designed to facilitate the operation of such bank accounts and those of other such component companies on a net balance basis with credit and debit balances on all such accounts being netted off;

     (c) Encumbrances granted by a component company of Reed Elsevier in favour of another component company of Reed Elsevier;

     (d) any Encumbrances over an asset of a company which becomes a component company of Reed Elsevier after the date of this Agreement (including members of the Harcourt Group) being an Encumbrance which is in existence at the time of the acquisition of that company but only if
          (i) that Encumbrance was not created in contemplation of that company becoming such a component company and (ii) the principal amount secured by that Encumbrance has not been and shall not be increased;

     (e) Encumbrances created in the ordinary course of business by a component company of Reed Elsevier by means of a retention of title provision contained in a contract for the supply of goods to that component company of Reed Elsevier;

     (f) any other Encumbrance to which the Facility Agent, acting on the instructions of the Majority Lenders, gives its prior written consent; and

     (g)  any Encumbrance not otherwise permitted pursuant to paragraphs (a) to
          (f) above (inclusive) in respect of any assets where the principal amounts thereby secured do not exceed, in aggregate, US$250,000,000.

     "Prime Rate" means, in respect of any Dollar Swingline Advance, for any day, the rate per annum which is the prime rate of the Dollar Swingline Agent in New York City, as publicly announced from time to time, in force on such date.

     "Qualifying Lender" has the meaning given to it in Clause 14 (Tax gross-up and indemnities).

     "Quotation Day" means, in relation to any period for which an interest rate is to be determined (other than in respect of a Swingline Advance or the Initial Facility C Advance):

     (a)  (if the currency is Sterling) the first day of that period;

     (b) (if the currency is Euro) two TARGET Days before the first day of that period; or

     (c) (for any other currency) two Business Days (or, in the case of the first Facility A Advance and the first Facility B Advance, one Business Day) (which for these purposes only shall mean a day on which banks are open for general business in London) before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

     "Reed Elsevier" means the Original Guarantors, Reed Elsevier plc, Elsevier Reed Finance BV and their respective Subsidiaries from time to time. References to "component companies" of Reed Elsevier in this Agreement mean any and all of such companies.

     "Reference Banks" means the principal London offices of Deutsche Bank AG and ABN AMRO Bank N.V. or such other banks as may be appointed by the Facility Agent or, as the case may be, the Euro Swingline Agent in consultation with the Borrowers' Agent.

     "Relevant Interbank Market" means in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

     "Repeating Representations" means each of the representations set out in Clauses 21.1, 21.2, 21.3, 21.5, 21.13, 21.15, 21.16 and, in respect of Elsevier
Finance SA only, 21.17.

     "Rollover Advance" means one or more Advances (other than Swingline Advances):

     (a) made or to be made on the same day that a maturing Advance is due to be repaid;

     (b) the aggregate amount of which is equal to or less than the maturing Advance;

     (c) in the same currency as the maturing Advance (unless it arose as a result of the operation of Clause 7.2 (Unavailability of a currency)); and

     (d) made or to be made to a Borrower for the purpose of refinancing a maturing Advance.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies or any successor thereto.

     "Screen Rate" means:

     (a) in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

     (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers' Agent and the Lenders.

     "Selection Notice" means a notice substantially in the form set out in
Part II of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods).

     "Specified Time" means a time determined in accordance with Schedule 9 (Timetables).

     "Subsidiary" of a company or corporation means any company or corporation or other entity:

     (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

     (b) more than 50% of the issued share capital, membership interests or other equity ownership interest of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

     (c) which is a Subsidiary of another Subsidiary of the first-mentioned company or corporation.

     and for those purposes, any company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

     "Swingline Advance" means a Dollar Swingline Advance or a Euro Swingline Advance.

     "Swingline Agents" means the Dollar Swingline Agent and the Euro Swingline Agent, and "Swingline Agent" means either of them.

     "Swingline Facilities" means the Dollar Swingline Facility and the Euro Swingline Facility.

     "Swingline Lender" means a Dollar Swingline Lender or a Euro Swingline Lender.

     "Swingline Rate" means the Dollar Swingline Rate or the Euro Swingline Rate, as the context may require.

     "Syndication Date" means the earlier of (a) the date which is 4 Months after the date of the making of the first Advance under this Agreement and (b) the date upon which the Lead Arrangers notify the Borrowers' Agent that primary syndication of the Facilities has been completed.

     "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

     "TARGET Day" means any day on which TARGET is open for the settlement of payments in Euro.

     "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "Term Advance" means any Term-out Advance or any Facility C Advance.

     "Term-out Advance" means a term loan made or to be made under Clause 8.6 (Conversion of Facility A Advances).

     "Total Commitments" means the aggregate of the Commitments, being US$8,500,000,000 at the date of this Agreement.

     "Total Facility A Commitments" means the aggregate Facility A Commitments of the Lenders.

     "Total Facility B Commitments" means the aggregate Facility B Commitments of the Lenders.

     "Total Facility C Commitments" means the aggregate Facility C Commitments of the Lenders.

     "Total Outstandings" means the aggregate from time to time of the Facility A Outstandings, the Facility B Outstandings and the Facility C Outstandings.

     "Transaction Documents" means the Borrower Transaction Documents and the Financing Documents.

     "Transfer Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers' Agent.

     "Transfer Date" means, in relation to a transfer, the later of:

     (a)  the proposed Transfer Date specified in the Transfer Certificate; and

     (b)  the date on which the Facility Agent executes the Transfer
          Certificate.

     "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Financing Documents.

     "Utilisation" means a utilisation of any of Facility A, Facility B or Facility C.

     "Utilisation Date" means the date of a Utilisation, being the date on which an Advance is to be made.

     "Utilisation Request" means a notice substantially in the form set out in
Part I of Schedule 3 (Requests).

     "VAT" means value added Tax as provided for in the Value Added Tax Act 1994 and any other Tax of a similar nature.

     1.2 Construction

     (a) Any reference in this Agreement to:

     (i) "assets" includes present and future properties, revenues and rights of every description;

     (ii) the "European interbank market" means the interbank market for Euro operating in Participating Member States;

     (iii) a "Borrower Transaction Document", a "Financing Document" or any other agreement or instrument is a reference to that Borrower Transaction Document, Financing Document or other agreement or instrument as amended or novated;

     (iv) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

     (v) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (vi) a "financial year" in relation to an Obligor, means a period in respect of which it is required to produce annual audited financial statements;

     (vii) "persons acting in concert" means persons who pursuant to an agreement or understanding (whether form or informal) actively co-operate together with a view to achieving a common objective or to control another body corporate;

     (viii) a provision of law is a reference to that provision as amended, supplemented or re-enacted; and

     (ix) unless a contrary indication appears, a time of day is a reference to London time.

     (b) Where there is a reference in this Agreement to any amount, limit or threshold specified in Dollars, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-Dollar amount shall be counted on the basis of the equivalent in Dollars of that amount using the Facility Agent's Spot Rate of Exchange.

     (c) Section, Clause and Schedule headings are for ease of reference only.

     (d) Unless a contrary indication appears, a term used in any other Financing Document or in any notice given under or in connection with any Financing Document has the same meaning in that Financing Document or notice as in this Agreement.

     (e) A Default or an Event of Default is "continuing" if it has not been remedied or waived.

     (f) For the avoidance of doubt, if Moody's or S&P place a Credit Rating on credit watch, that shall not constitute a change in such Credit Rating or be deemed to be no Credit Rating.

     1.3 Currency Symbols and Definitions

     "US$", $ and "Dollars" denote the lawful currency of the United States of America, "Euro" denotes the single currency unit of the European Union as constituted by the Treaty of Rome (as amended) and "(pound)" and "Sterling" denote the lawful currency of the United Kingdom.

     1.4 Third Party Rights

     A person who is not a Party has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

     1.5 MSDW

     References to the Commitment of Morgan Stanley Dean Witter Bank Limited ("MSDW") in this Agreement shall be construed as references to the aggregate Commitment of MSDW and Morgan Stanley Senior Funding, Inc. ("MSSF") (in such proportions as MSDW notifies to the Facility Agent from time to time) and MSSF is a party to this Agreement as a Lender to give effect to its proportion of such Commitment (as so notified).

                           SECTION 2 - THE FACILITIES

2.   THE FACILITIES

     2.1 The Facilities

     Subject to the terms of this Agreement, the Lenders make available to the Borrowers (or to the Facility C Borrower, in the case of Facility C below) the following Facilities:

     (a) a committed 364 day multicurrency revolving credit facility ("Facility A"), with an option to convert Facility A Outstandings (maturing on or before the Facility A Maturity Date) into a Term-out Advance, in a maximum aggregate amount of US$4,000,000,000;

     (b) a committed 3 year multicurrency revolving credit facility ("Facility B") in a maximum aggregate amount of US$2,500,000,000, including within it the following sub-facilities:

          (i) a Dollar revolving swingline facility (the "Dollar Swingline Facility") in a maximum aggregate amount of US$750,000,000; and

          (ii) a Euro revolving swingline facility (the "Euro Swingline Facility") in a maximum aggregate amount equivalent to US$250,000,000; and

     (c) a committed 364 day term credit facility ("Facility C") in a maximum aggregate amount of US$2,000,000,000.

     2.2 Lenders' rights and obligations

     (a) The obligations of each Lender under the Financing Documents are several. Failure by a Lender to perform its obligations under the Financing Documents does not affect the obligations of any other Party under the Financing Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Financing Documents.

     (b) The rights of each Lender under or in connection with the Financing Documents are separate and independent rights and any debt arising under the Financing Documents to a Lender from a Borrower shall be a separate and independent debt.

     (c) A Finance Party may, except as otherwise stated in the Financing Documents, separately enforce its rights under the Financing Documents.

3.   PURPOSE

     3.1 Purpose

     (a) Each Borrower shall apply all amounts borrowed by it under Facility A towards:

          (i) payment of cash consideration for the acquisition of capital stock of Harcourt, whether for the purchase of shares or the payment of merger consideration, and refinancing existing indebtedness of the Harcourt Group; and

          (ii) fees and other expenses incurred in connection with the Borrower Transactions; and

         (iii) working capital and other general corporate purposes of the Harcourt Group.

     (b) Each Borrower shall apply all amounts borrowed by it under Facility B towards:

           (i) refinancing of existing indebtedness of the Borrowers; and

          (ii) working capital and other general corporate purposes of Reed Elsevier,

     provided that no Swingline Advance shall be used to refinance another Swingline Advance.

     (c) The Facility C Borrower shall apply all amounts borrowed by it under Facility C towards payment of cash consideration for the acquisition of capital stock of Harcourt, whether for the purchase of shares or the payment of merger consideration, and refinancing existing indebtedness of the Harcourt Group.

     3.2 Monitoring

     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.   BORROWERS

     4.1 Liability of Borrowers

     The obligations of each Borrower are separate and distinct and no Borrower shall be liable for the obligations of any other Borrower or for the obligations of the Borrowers' Agent save that any obligations expressed to be performed by "the Borrowers" shall be joint and several.

     4.2 Borrowers' Agent

     Each Obligor irrevocably authorises and instructs the Borrowers' Agent to give and receive as agent on its behalf all notices and take such other action (including, without limitation, the signing of any Accession Letter, the giving of consents, the signing of certificates or the acceptance of any proposal) as may be necessary or desirable under or in connection with the Financing Documents and confirms that it will be bound by any action taken by the Borrowers' Agent under or in connection with the Financing Documents.

     4.3 Actions of Borrowers' Agent

     The respective liabilities of each of the Obligors under this Agreement shall not be in any way affected by:

     (a) any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by the Borrowers' Agent;

     (b) the Borrowers' Agent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; and

     (c) the failure (or purported failure) by or inability (or purported inability) of the Borrowers' Agent to inform any Obligor of receipt by it of any notification under this Agreement.

5.   CONDITIONS OF UTILISATION

     5.1 Initial conditions precedent

     No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part 1 of
Schedule 2 (Conditions precedent) in form and substance reasonably satisfactory to the Facility Agent or such condition has been waived by the Facility Agent (acting on the instructions of the Majority Lenders). The Facility Agent shall notify the Borrowers' Agent and the Lenders promptly upon being so satisfied.

     5.2 Further conditions precedent

     (a) The Lenders will only be obliged to comply with Clause 6.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date (in each case other than in the case of a Rollover Advance):

     (i) no Default or Event of Default is continuing or would result from the proposed Advance; and

    (ii) the Repeating Representations to be made by each Obligor are true in all material respects.

     (b) An Advance will not be made if it would result in:

     (i) the Facility A Outstandings or the aggregate of the Term-out Advances exceeding the Total Facility A Commitments; or

    (ii) the Facility B Outstandings exceeding the Total Facility B Commitments; or

   (iii)  the Facility C Outstandings exceeding the Total Facility C
          Commitments.

     (c) No Facility C Advance will be made unless, on the Utilisation Date for such Advance, the Available Facility A is zero (after taking into account any Facility A Advance made or to be made on such Utilisation Date).

     (d) The Lenders will only be obliged to comply with Clause 7.3 (Change of currency) if, on the first day of an Interest Period, no Default or Event of Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

     5.3 Conditions relating to Optional Currencies

     (a) A currency will constitute an Optional Currency in relation to an Advance if:

     (i) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Advance; or

     (ii) it is Sterling or Euro or has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the relevant Utilisation Request or Selection Notice for that Advance.

     (b) If the Facility Agent has received a written request from the Borrowers' Agent for a currency to be approved under paragraph (a)(ii) above, the Facility Agent will confirm to the Borrowers' Agent by the Specified Time:

     (i)  whether or not the Lenders have granted their approval; and

     (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

     5.4 Maximum number of Advances

     (a) None of the Borrowers may deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Advances would be outstanding under any of the Facilities.

     (b) The Borrowers' Agent may not request that an Advance be divided if, as a result of the proposed division, more than 10 Advances would be outstanding under any of the Facilities.

     (c) Any Advance made by a single Lender under Clause 7.2 (Unavailability of a currency) shall not be taken into account in this Clause 5.4.

                            SECTION 3 - UTILISATION

6.   UTILISATION

     6.1 Delivery of a Utilisation Request

     (a) Subject to paragraph (b) below, any Borrower may utilise Facility A or Facility B (other than for the purpose of drawing Swingline Advances, which may be drawn in accordance with Clause 6.5 (Delivery of a Utilisation Request for a Swingline Advance)), and the Facility C Borrower may utilise Facility C, by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

     (b) Notwithstanding paragraph (a) above, in respect of each of the first Facility A Advance, the first Facility B Advance and the first Facility C Advance to be made under this Agreement, a Borrower may utilise each such Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than 11 a.m. London time, one Business Day prior the proposed Utilisation Date.

     6.2 Completion of a Utilisation Request

     (a) Each Utilisation Request delivered to the Facility Agent pursuant to Clause 6.1 (Delivery of a Utilisation Request) is irrevocable and will not be regarded as having been duly completed unless:

     (i) it specifies whether the Advance is to be a Facility A Advance, a Facility B Advance or a Facility C Advance;

     (ii) the proposed Utilisation Date is a Business Day within the Facility A Availability Period (in respect of a Facility A Advance) or Facility B Availability Period (in respect of a Facility B Advance) or Facility C Availability Period (in respect of a Facility C Advance);

     (iii) the currency and amount of the Utilisation comply with Clause 6.3 (Currency and Amount); and

     (iv) the proposed Interest Period complies with Clause 11 (Interest
     Periods).

     (b) Only one Advance may be requested in each Utilisation Request delivered to the Facility Agent pursuant to Clause 6.1 (Delivery of a Utilisation Request).

     6.3 Currency and Amount

     (a) The currency specified in a Utilisation Request delivered to the Facility Agent pursuant to Clause 6.1 (Delivery of a Utilisation Request) must be the Base Currency or, in respect of a proposed utilisation of Facility A or Facility B only, an Optional Currency.

     (b) the amount of the proposed Advance must be:

     (i) if the currency selected is the Base Currency, a minimum of US$50,000,000 and an integral multiple of US$10,000,000; or

     (ii) if the currency selected is Euro, a minimum of Euro 50,000,000 and an integral multiple of Euro 10,000,000; or

     (iii) if the currency selected is Sterling, a minimum amount of(pound)25,000,000 and an integral multiple of(pound)5,000,000; or

     (iv) if the currency selected is an Optional Currency (other than Euro or Sterling), in a minimum amount and an integral multiple equal to the amount of such Optional Currency converted into the Base Currency at the Facility Agent's Spot Rate of Exchange of the respective amounts specified in sub-paragraph (i) above, or, in any case, if less, the amount of the Available Facility A, the Available Facility B or the Available Facility C (as the case may be).

     6.4 Lenders' participation

     (a) Subject to the other terms of this Agreement, each Lender shall, on the relevant Utilisation Date, make its participation in each Advance available through its Facility Office.

     (b) Subject to Clause 7.2 (Unavailability of a currency), the amount of each Lender's participation in each Facility A Advance, Facility B Advance (not being a Swingline Advance) or Facility C Advance will be equal to the proportion borne by its Available Facility A Commitment, Available Facility B Commitment or Available Facility C Commitment (as the case may be) to the Available Facility A, Available Facility B or Available Facility C (as the case may be) immediately prior to making the Advance.

     (c) The Facility Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Advance at the Specified Time.

     6.5 Delivery of a Utilisation Request for a Swingline Advance

     Any Borrower may utilise the Dollar Swingline Facility or the Euro Swingline Facility by delivery to the relevant Swingline Agent (with a copy to the Facility Agent) of a duly completed Utilisation Request not later than the Specified Time.

     6.6 Completion of a Utilisation Request for a Swingline Advance

     (a) Each Utilisation Request delivered pursuant to Clause 6.5 (Delivery of a Utilisation Request for a Swingline Advance) is irrevocable and will not be regarded as having been duly completed unless:

     (i) it specifies whether the Swingline Advance is to be a Dollar Swingline Advance or a Euro Swingline Advance;

     (ii) the proposed Utilisation Date is a Business Day within the Facility B Availability Period;

     (iii) the currency and amount of the Utilisation comply with Clause 6.7 (Currency and amount of Swingline Advances); and

     (iv) the proposed Interest Period complies with Clause 11 (Interest
     Periods).

     (b) Only one Swingline Advance may be requested in each Utilisation Request delivered pursuant to Clause 6.5 (Delivery of a Utilisation Request for a Swingline Advance).

     6.7 Currency and amount of Swingline Advances

     (a) The currency specified in a Utilisation Request delivered pursuant to Clause 6.5 (Delivery of a Utilisation Request for a Swingline Advance) must be Dollars (in the case of a Dollar Swingline Advance) or Euro (in the case of a Euro Swingline Advance).

     (b) The amount of the proposed Swingline Advance must be:

     (i) in the case of a Dollar Swingline Advance, a minimum of US$10,000,000 and an integral multiple of US$10,000,000 or, if less, the Available Dollar Swingline Facility; or

     (ii) in the case of a Euro Swingline Advance, a minimum of Euro 10,000,000 and an integral multiple of Euro 10,000,000 or, if less, the Available Euro Swingline Facility.

     6.8 Swingline Lenders' participation

     (a) If the conditions set out in this Agreement have been met, each Dollar Swingline Lender (in the case of a Dollar Swingline Advance) or Euro Swingline Lender (in the case of a Euro Swingline Advance) shall, on the relevant Utilisation Date, make its participation in each Dollar Swingline Advance (or Euro Swingline Advance, as applicable) available through its Facility Office.

     (b) The amount of each Swingline Lender's participation in each Dollar Swingline Advance or Euro Swingline Advance will be equal to the proportion borne by its Available Dollar Swingline Commitment or, as the case may be, Available Euro Swingline Commitment to the Available Dollar Swingline Facility or, as the case may be, Available Euro Swingline Facility immediately prior to making the Dollar Swingline Advance or Euro Swingline Advance.

     (c) The relevant Swingline Agent shall notify each relevant Swingline Lender of the amount, currency and the Base Currency Amount of each Swingline Advance at the Specified Time.

     6.9 Automatic Facility B Advance

     (a) In the event that a Borrower does not repay a Swingline Advance in full on the last day of its Interest Period, on the Business Day immediately following such day, that Borrower shall be deemed to have served a Utilisation Request for a Facility B Advance (not being a Swingline Advance) in the amount and currency of such Swingline Advance and with an Interest Period of 1 week and such Facility B Advance shall be made in accordance with Clause 6.4 (Lenders' participation) and the proceeds thereof applied in repayment of the said Swingline Advance.

     (b) Clause 5.2(a) (Further conditions precedent), Clause 5.4(a) (Maximum number of Advances) and Clause 6.3 (Currency and Amount) shall not apply to any Facility B Advance to which this Clause 6.9 refers.

7.   OPTIONAL CURRENCIES

     7.1 Selection of currency

     (a) Each Borrower shall select the currency of an Advance:

     (i)  in each Utilisation Request delivered by it; and

     (ii) in relation to a Term-out Advance, in a Selection Notice.

     (b) If a Borrower fails to issue a Selection Notice in relation to a Term-out Advance, it will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

     (c) If a Borrower issues a Selection Notice in relation to a Term-out Advance requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Facility Agent shall promptly notify the Borrowers' Agent and the Lenders and that Advance will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

     7.2 Unavailability of a currency

     If before the Specified Time on any Quotation Day:

     (a) the Facility Agent has received notice from a Lender that the Optional Currency (other than Euro or Sterling) requested is not readily available to it in the amount required; or

     (b) a Lender notifies the Facility Agent that compliance with its obligation to participate in an Advance in the proposed Optional Currency (other than Euro or Sterling) would contravene a law or regulation applicable to it, the Facility Agent will give notice to the Borrowers' Agent to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 7.2 will be required to participate in the Advance in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Advance, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Advance that is due to be repaid) and its participation will be treated as a separate Advance denominated in the Base Currency during that Interest Period.

     7.3 Change of currency

     (a) If a Term-out Advance is to be denominated in different currencies during two successive Interest Periods:

      (i) if the currency for the second Interest Period is an Optional Currency, the amount of that Term-out Advance in that Optional Currency will be calculated by the Facility Agent as the amount of that Optional Currency equal to the Base Currency Amount of that Term-out Advance at the Facility Agent's Spot Rate of Exchange at the Specified Time;

     (ii) if the currency for the second Interest Period is the Base Currency, the amount of that Term-out Advance will be equal to the Base Currency Amount;

    (iii) (unless the Facility Agent and the Borrowers' Agent agree otherwise in accordance with paragraph (b) below) the relevant Borrower shall repay that Term-out Advance on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

     (iv) (subject to Clause 5.2 (Further conditions precedent)) the Lenders shall re-advance that Term-out Advance in the new currency in accordance with Clause 6.5 (Facility Agent's calculations).

     (b) If the Facility Agent and the Borrowers' Agent agree, the Facility Agent shall:

      (i) apply the amount paid to it by the Lenders pursuant to paragraph
          (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the relevant Term-out Advance is outstanding for the first Interest Period; and

     (ii) use the amount it purchases in or towards satisfaction of the Borrowers obligations under paragraph (a)(iii) above.

     (c) If the amount purchased by the Facility Agent pursuant to paragraph
(b)(i) above is less than the amount required to be repaid by the relevant Borrower, the Facility Agent shall promptly notify the Borrowers' Agent and the relevant Borrower shall, on the last day of the first Interest Period, pay an amount to the Facility Agent (in the currency of the outstanding Advance for the first Interest Period) equal to the difference.

     (d) If any part of the amount paid to the Facility Agent by the Lenders pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Facility Agent shall promptly notify the Borrowers' Agent and pay to that Borrower, on the last day of the first Interest Period, that part of that amount (in the new currency).

     7.4 Same Optional Currency During Successive Interest Periods

     (a) If a Term-out Advance is to be denominated in the same Optional Currency during two successive Interest Periods, the Facility Agent shall calculate the amount of that Term-out Advance in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Term-out Advance at the Facility Agent's Spot Rate of Exchange at the Specified Time) and (subject to paragraph (b) below):

     (i) if the amount calculated is less than the existing amount of that Term-out Advance in the Optional Currency during the first Interest Period, promptly notify the Borrowers' Agent and the relevant Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

     (ii) if the amount calculated is more than the existing amount of that Term-out Advance in the Optional Currency during the first Interest Period, promptly notify each Lender and, if no Event of Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

     (b) If the calculation made by the Facility Agent pursuant to paragraph
(a) above shows that the amount of a Term-out Advance in the Optional Currency has increased or decreased by less than 5 per cent. compared to its Base Currency Amount, no notification shall be made by the Facility Agent in respect of that Term-out Advance and no payment shall be required under paragraph (a) above.

     7.5 Facility Agent's Calculations

     (a) All calculations made by the Facility Agent pursuant to this Clause 7 will take into account any repayment, prepayment, division or consolidation of Term Advances to be made on the last day of the first Interest Period.

     (b) Each Lender's participation in a Term-out Advance will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause
6.4 (Lenders' participation).

     7.6 Notification

     The Facility Agent shall notify the Lenders and the Borrowers' Agent of Optional Currency amounts (and the applicable Facility Agent's Spot Rate of Exchange) promptly after they are ascertained.

               SECTION 4 - REPAYMENT, PREPAYMENT AND CANCELLATION

8.   REPAYMENT

     8.1 Repayment of Facility A Advances

     (i) Each Borrower shall repay each Facility A Advance (other than a Term-out Advance) drawn by it on the last day of its Interest Period and shall repay all Facility A Outstandings on the Facility A Maturity Date; and (ii) the relevant Borrower of each Term-out Advance shall repay such Term-out Advance on the Extended Facility A Maturity Date.

     8.2 Repayment of Facility B Advances

     Each Borrower shall repay each Facility B Advance drawn by it on the last day of its Interest Period and shall repay all Facility B Outstandings on the Facility B Maturity Date.

     8.3 Repayment of Facility C Advances

     The Facility C Borrower shall repay the Facility C Advances on the Facility C Maturity Date.

     8.4 Request for Conversion

     The Borrowers' Agent shall be entitled to request that the respective Facility A Outstandings owed by each Borrower on the Facility A Maturity Date be converted into a single Term-out Advance owed by each such Borrower with effect from the Facility A Maturity Date. Such request (the "Conversion Request") shall be made in writing not less than 1 Month before the Facility A Maturity Date and shall be unconditional and irrevocable. Only one Conversion Request may be made.

     8.5 Notification to Banks

     The Facility Agent shall forward a copy of any Conversion Request to each Lender as soon as practicable after receipt thereof.

     8.6 Conversion of Facility A Advances

     If the Borrowers' Agent has delivered a Conversion Request pursuant to Clause 8.4 (Request for Conversion), upon payment of the fee referred to in Clause 13.5 (Term-out Fee) each Facility A Advance drawn by a Borrower outstanding on the Facility A Maturity Date shall automatically be converted and consolidated into, and treated as, a single Term-out Advance drawn by that Borrower. The first Interest Period for each such Term-out Advance shall commence on the Facility A Maturity Date, and shall be of the duration determined in accordance with Clause 11 (Interest Periods).

9.   PREPAYMENT AND CANCELLATION

     9.1 Illegality

     If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Advance:

     (a) that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

     (b) upon the Facility Agent notifying the Borrowers' Agent, the Commitment of that Lender will be immediately cancelled; and

     (c) each Borrower shall repay that Lender's participation in the Advances made to it on the last day of the then current Interest Period for each Advance or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

     9.2 Mandatory Prepayment of various proceeds

     (a) If at any time the Total Facility Commitments exceed US$2,500,000,000 and at such time any component company of Reed Elsevier receives any of the following proceeds:

      (i) the proceeds of any Financial Indebtedness (other than indebtedness raised under any commercial paper facility and indebtedness for or in respect of those items specified at paragraphs (b), (d), (g), (h) or
          (i) of the definition of "Financial Indebtedness" at Clause 1.1 (Definitions)) effected by any component company of Reed Elsevier in an aggregate principal amount in excess of US$50,000,000 in any one transaction (or series of transactions);

     (ii) the proceeds of any sale or issuance of equity or hybrid debt/equity instruments net of costs and expenses directly incurred in connection therewith (other than proceeds received from another component company of Reed Elsevier), or any other raising of equity funds, by any component company of Reed Elsevier in the national or international equity markets; or

    (iii) subject to paragraph (b) below, Disposal Proceeds of any Disposal of assets (other than the assets which are the subject of the On Sale Transaction) by any component company of Reed Elsevier, provided that such Disposal Proceeds exceed $250,000,000 in aggregate in any financial year of Reed Elsevier plc (pro-rated for any part thereof), then, subject to paragraph (b) below, the relevant Borrowers shall prepay the whole or part of all or any of the Facility A Advances, the Facility B Advances and the Facility C Advances (as the Borrowers' Agent may select) and cancel the corresponding Total Facility A Commitments, Total Facility B Commitments or Total Facility C Commitments in an amount equal to 100 per cent. of the aggregate amount of such proceeds received, provided that no part of Facility C may be prepaid pursuant to this Clause 9.2 until such time as the Facility A Commitments and the Facility B Commitments have been cancelled and the Facility A Advances and the Facility B Advances have been repaid in full.

         (b) Disposal Proceeds of any Disposal of assets referred to in paragraph (a)(iii) above need not be applied in accordance with Clause 9.2(a) to the extent that those Disposal Proceeds are reinvested within 180 days after receipt of such Disposal Proceeds in assets required for the business of Reed Elsevier. The Borrowers' Agent shall, within 30 days of receipt by a component company of Reed Elsevier of such Disposal Proceeds, deliver to the

Facility Agent written notice confirming that such component company intends and expects to use all or a relevant portion of the Disposal Proceeds received for reinvestment in accordance with this paragraph (b).

     (a) Any prepayments required to be made pursuant to this Clause 9.2 shall be made on the last day of the current Interest Periods relating to the relevant Advances.

     9.3 Mandatory Prepayments on Merger and Change of Control

     (a) If :

      (i) there occurs a Disposal of substantially all the business or assets of either of the Original Guarantors or any Material Subsidiary thereof; or

     (ii) the Original Guarantors cease to own, directly or indirectly, the entire issued share capital of any of the Obligors (other than an Original Guarantor); or

    (iii) more than 50 per cent. of either Original Guarantor's issued share capital which carries a right to vote is owned by any person or group of persons acting in concert (other than an Original Obligor), the Borrowers shall immediately prepay the outstanding Advances and the Commitments of the Lenders shall immediately be cancelled.

     9.4 Mandatory Prepayment of Facility C Advances

     (a) The Facility C Borrower shall prepay the whole of the Facility C Advances and the Facility C Commitments shall be automatically cancelled on the day on which the On Sale Transaction is completed.

     (b) The Facility C Borrower shall prepay Facility C Advances and cancel an equal amount of the Facility C Commitments from the gross proceeds of any Disposal (other than pursuant to the On Sale Transaction) of the assets which are the subject of the On Sale Transaction upon the completion of such Disposal.

     9.5 Mandatory reductions in Commitments

     (a) Subject to paragraph (b) below, immediately prior to the consummation of the Acquisition and the making of the first Advance hereunder:

     (i) the Total Facility A Commitments shall be automatically cancelled pro rata among the Facility A Commitments by an amount equal to (A) the principal amount of public debt of Harcourt outstanding at that time which shall remain outstanding immediately after giving effect to the Acquisition less (B) the aggregate amount of the Total Facility A Commitments which have been cancelled pursuant to Clause 9.6 (Voluntary cancellation) prior to the completion of the Acquisition and the initial Advance hereunder; and

     (ii) the Total Facility A Commitments shall be automatically cancelled pro rata among the Facility A Commitments by an amount equal to (A) the aggregate amount of the commitments under the Club Facilities at the date of this

          Agreement less (B) the aggregate amount of the Total Facility A Commitments which have been cancelled pursuant to Clause 9.6 (Voluntary cancellation) prior to the completion of the Acquisition and the initial Advance hereunder.

     (b) The Borrowers' Agent may, by notice in writing to the Facility Agent not later than 2 Business Days before the completion of the Acquisition, request that an amount of the Total Facility A Commitments of up to US$850,000,000 not be cancelled pursuant to paragraph (a)(i) above, whereupon such amount shall not be cancelled until the date which is 7 days after the date of the making of the first Advance under this Agreement (on which seventh day, any portions of such Total Facility A Commitments not previously used as described in paragraph (c) below shall automatically be cancelled).

     (c) Any portion of the Total Facility A Commitments not cancelled pursuant to the request of the Borrowers' Agent under paragraph (b) above shall only be made available to the Borrowers for Advances used for the purpose of, and shall only be applied by the Borrowers towards, the repayment of outstanding public debt of Harcourt referred to in paragraph (a) above.

     9.6 Voluntary cancellation

     The Borrowers' Agent may, if it gives the Facility Agent not less than 2 Business Days' prior notice, cancel the whole or any part (being a minimum amount of US$50,000,000 and an integral multiple of US$10,000,000) of the Available Facility A or the Available Facility B. Any cancellation under this Clause 9.6 shall reduce pro rata the Facility A Commitments or, as the case may be the Facility B Commitments.

     9.7 Voluntary Prepayment

     Any Borrower may, if it gives the Facility Agent not less than 5 Business Days' prior notice, prepay the whole or any part of an Advance which is not a Swingline Advance (but if in part, being an amount that reduces the Base Currency Amount of that Advance by a minimum amount of US$50,000,000 and an integral multiple of US$10,000,000 rounded as the Facility Agent may reasonably require).

     9.8 Right of repayment and cancellation in relation to a single Lender

     (a) If:

     (i) any sum payable to any Lender by any Borrower is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

     (ii) any Lender claims indemnification from any Borrower under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs),

the Borrowers' Agent may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Advances.

     (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

     (c) On the last day of each Interest Period in respect of an Advance which ends after the Borrowers' Agent has given notice under paragraph (a) above (or, if earlier, the date specified by that Borrower in that notice), the Borrowers shall repay that Lender's participation in that Advance.

     9.9 Restrictions

     (a) Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

     (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

     (c) Unless a contrary indication appears in this Agreement, any part of Facility A or Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

     (d) No part of any Term Advance which is prepaid may be reborrowed.

     (e) The Borrower shall not repay or prepay all or any part of the Advances or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

     (f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

     (g) If the Facility Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Borrower or the relevant Lender, as appropriate.

                        SECTION 5 - COSTS OF UTILISATION

10.  INTEREST

     10.1 Calculation of interest

     (a) The rate of interest on each Advance (other than a Swingline Advance and (for its first Interest Period only) the Initial Facility C Advance) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

      (i) Margin;

     (ii) LIBOR or, in relation to any Advance in Euro, EURIBOR; and

    (iii) Mandatory Cost.

     (b) The rate of interest on each Swingline Advance for each Interest Period shall accrue from day to day and is the percentage rate per annum determined by the Dollar Swingline Agent (in the case of any Dollar Swingline Advance) to be the Dollar Swingline Rate or by the Euro Swingline Agent (in the case of any Euro Swingline Advance) to be the Euro Swingline Rate.

     (c) The rate of interest on the Initial Facility C Advance for its first Interest Period is the percentage rate per annum which is the aggregate of:

      (i) the applicable Margin;

     (ii) the cost to each Facility C Lender of funding its participation in such Advance from such sources as it may reasonably select in the relevant currency and for the relevant Interest Period, as notified by each such Lender to the Facility Agent; and

    (iii) the applicable Mandatory Cost.

     10.2 Payment of Interest

     Each Borrower shall pay accrued interest on each Advance on the last day of each Interest Period (and, if the Interest Period is longer than 6 Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

     10.3 Default Interest

     (a) If any Borrower fails to pay any amount payable by it under a Financing Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate 1 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by such Borrower on demand by the Facility Agent.

     (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

     10.4 Notification of rates of interest

     The Facility Agent shall promptly notify the Lenders and the Borrowers' Agent of the determination of a rate of interest under this Agreement.

     10.5 Notification of Credit Ratings

     The Borrowers' Agent shall promptly notify the Facility Agent of a change to a Borrower's Credit Rating.

     11. INTEREST PERIODS

     (a) Each Borrower may select an Interest Period for an Advance in the Utilisation Request for that Advance or, in relation to a Term Advance which has already been borrowed, in a Selection Notice.

     (b) Each Selection Notice for a Term Advance is irrevocable and must be delivered to the Facility Agent by the Borrowers' Agent not later than the Specified Time.

     (c) If the Borrowers' Agent fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

     (d) Subject to this Clause 11, a Borrower may select an Interest Period of:

      (i) in relation to any Advance (other than a Swingline Advance or (for its first Interest Period only) the Initial Facility C Advance), 1, 2, 3 or 6 Months or any other period agreed between that Borrower and the Facility Agent (acting on the instructions of all the Lenders); or

     (ii) in relation to any Swingline Advance, a period not exceeding 5 Business Days; or

    (iii) in relation to the first Interest Period for the Initial Facility C Advance, 7 days or any other period agreed between the Borrowers' Agent and the Facility C Lenders.

     (e) Prior to the Syndication Date or, in respect of a Facility C Advance, unless otherwise agreed by the Facility Agent, each Interest Period (other than those relating to Swingline Advances) shall have a duration of one Month (or such other duration as is necessary to ensure that such Interest Period ends on the Syndication Date).

     (f) An Interest Period for an Advance shall not extend beyond, as applicable, the Facility A Maturity Date (in the case of a Facility A Advance), the Extended Facility A Maturity Date (in the case of the Term-out Advances), the Facility B Maturity Date (in the case of a Facility B Advance) or the Facility C Maturity Date (in the case of a Facility C Advance).

     (g) The first Interest Period for each Term-out Advance shall start on the Facility A Maturity Date or (for succeeding Interest Periods) on the last day of its preceding Interest Period.

     (h) Each Facility A Advance and each Facility B Advance has one Interest Period only.

     (i) Each Interest Period for any Advance (other than those referred to in paragraph (g)) shall start on its Utilisation Date or (if already made) on the last day of its preceding Interest Period.

     (j) If:

     (i) in relation to Facility C Advances, two or more Interest Periods end on the same date; and

     (ii) in relation to Term-out Advances, two or more Interest Periods relate to Advances in the same currency and end on the same date,

those Advances will, unless the Borrowers' Agent specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility C Advance or, as the case may be, a single Term-out Advance on the last day of those Interest Periods.

     (k) Subject to Clause 5.4 (Maximum number of Advances) and Clause 6.3 (Currency and amount), if the Borrowers' Agent requests in a Selection Notice that a Term Advance be divided into two or more Advances, that Advance will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of that Term Advance immediately before its division.

12.  CHANGES TO THE CALCULATION OF INTEREST

     12.1 Absence of quotations

     Subject to Clause 12.2 (Market disruption), if LIBOR, EURIBOR or the Euro Swingline Rate is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR, EURIBOR or the Euro Swingline Rate shall be determined on the basis of the quotations of the remaining Reference Banks.

     12.2 Market disruption

     (a) If a Market Disruption Event occurs in relation to an Advance (other than a Dollar Swingline Advance) for any Interest Period, then the rate of interest on each Lender's share of that Advance for the Interest Period shall be the rate per annum which is the sum of:

     (i)  the Margin;

     (ii) the rate notified to the Facility Agent and the Borrowers' Agent by that Lender in a certificate as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Advance from whatever source it may reasonably select; and

    (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Advance.

     (b) In this Agreement "Market Disruption Event" means, in relation to an Advance (other than a Dollar Swingline Advance):

     (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR, EURIBOR, or as the case may be, the Euro Swingline Rate for the relevant currency and period; or

     (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participation's in an Advance exceed 35 per cent. of that Advance) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR, EURIBOR, or as the case may be, the Euro Swingline Rate.

     12.3 Alternative Basis of Interest or Funding

     (a) If a Market Disruption Event occurs and the Facility Agent or the Borrowers' Agent so requires, the Facility Agent and the Borrowers' Agent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

     (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of the Majority Lenders and the Borrowers' Agent, be binding on all Parties.

     12.4 Break Costs

     (a) Each Borrower shall, within 3 Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Advance or Unpaid Sum.

     (b) Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide to the relevant Borrower a certificate addressed to the Facility Agent and that Borrower confirming the amount of its Break Costs for any Interest Period in which they accrue and setting out the manner of computing such Break Costs.

13.  FEES

     13.1 Commitment Fee

     (a) The Borrowers shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

     (i) 0.175 per cent. per annum on that Lender's Facility A Available Commitment for the Facility A Availability Period;

     (ii) 0.25 per cent. per annum on that Lender's Facility B Available Commitment for the Facility B Availability Period, provided that this rate shall be reduced to:

          (1) 0.225 per cent. per annum for each day that the Total Commitments are in an amount which exceeds US$2,500,000,000 but is less than US$4,750,000,000; and

          (2) 0.20 per cent. per annum for each day that the Total Commitments are in an amount which is equal to or less than US$2,500,000,000; and

    (iii) 0.175 per cent. per annum on that Lender's Facility C Available Commitment for the Facility C Availability Period.

     (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the period from and including the date of this Agreement to and including the last day of the Facility A Availability Period, the Facility B Availability Period or the Facility C Availability Period (as the case may be).

     13.2 Utilisation Fee

     (a) The Borrowers shall pay to the Facility Agent (for the account of the Lenders pro rata to their Commitments) a utilisation fee in respect of the Total Outstandings computed at the rate of 0.05 per cent. per annum for each day that (i) the Total Commitments are in an amount which exceeds US$2,500,000,000 and (ii) the Total Outstandings are in an amount which equals or exceeds 50 per cent. of the Total Commitments.

     (b) The accrued utilisation fee is payable on the last day of each successive period of three Months commencing from the date of this Agreement and on each date on which the Facility A Commitments, the Facility B Commitments or the Facility C Commitments are reduced to zero.

     13.3 Lead Arrangers Fee

     The Borrowers shall pay to the Lead Arrangers fees in the amounts and at the times agreed in the Fee Letter.

     13.4 Agency Fee

     The Borrowers shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in the Agency Fee Letter.

     13.5 Term-out Fee

     If a Conversion Request is made in accordance with Clause 8.4 (Request for Conversion), the Borrowers shall pay to the Facility Agent (for the account of the Lenders pro rata to their Facility A Commitments) on the Facility A Maturity Date a term-out fee of 0.05 per cent. of the aggregate amount of the Facility A Advances which are converted into Term-out Advances on that date.

                   SECTION 6 - ADDITIONAL PAYMENT OBLIGATIONS

14.  TAX GROSS UP AND INDEMNITIES

     14.1 Definitions

     (a) In this Clause 14:

     "Protected Party" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Financing Document.

     "Qualifying Lender" means a Lender which is (on the date a payment falls due) entitled (subject to the completion of any necessary procedural formalities) to that payment without a Tax Deduction.

     "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

     "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Financing Document.

     "Tax Payment" means an increased payment made by the Borrower to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

     (b) In this Clause 14 a reference to "determines" or "determined" means, save where expressly stated to the contrary, a determination made in the absolute discretion of the person making the determination.

     14.2 Tax gross-up

     (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

     (b) An Obligor or a Lender shall promptly upon becoming aware that that Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers' Agent.

     (c) If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

     (d) The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

      (i) is an Agent or a Lead Arranger (in each case where such entitlement is as principal rather than as agent and otherwise than in its capacity as a Lender);

     (ii) is a Qualifying Lender, unless the Obligor making the payment is able to demonstrate the Tax Deduction is required to be made as a result of the failure of that Qualifying Lender to comply with paragraph (h) below; or

    (iii) has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date that person becomes a party to this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession or any relevant taxing authority.

     (e) If an Obligor is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

     (f) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Obligor shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

     (g) Each Lender represents to the Obligors on the date it becomes a Party that, on that date, it is a Qualifying Lender.

     (h) A Qualifying Lender and each Obligor shall co-operate in completing any procedural formalities necessary for each Obligor to make a payment to which that Qualifying Lender is entitled without a Tax Deduction.

     14.3 Tax indemnity

     (a) The relevant Obligor shall (within 3 Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax (other than where such loss, liability or cost constitutes a Tax Deduction where Clause 14.2 shall apply) by that Protected Party in relation to a sum received or receivable (or deemed for the purposes of Tax to be received or receivable) under or in connection with any Financing Document.

     (b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

     (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes; or

     (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

     (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrowers' Agent.

     (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Facility Agent.

     14.4 Tax Credit

     If an Obligor makes a Tax Payment and the relevant Finance Party determines, acting in good faith, that:

     (a) a Tax Credit is attributable to that Tax Payment; and

     (b) that Finance Party has obtained, utilised and retained that Tax
Credit,

the Finance Party shall pay an amount to that Obligor which that Finance Party determines, acting in good faith, will leave that Finance Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by that Obligor.

     14.5 Stamp taxes

     The Borrowers shall pay and, within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Financing Document.

     14.6 Value added tax

     (a) All consideration payable under a Financing Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the relevant Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration or, if later, on demand) an amount equal to the amount of the VAT.

     (b) Where a Financing Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

15.  INCREASED COSTS

     15.1 Increased costs

     (a) Subject to Clause 15.3 (Exceptions), the Borrowers shall, within 3 Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

     (b) In this Agreement "Increased Costs" means:

      (i) a reduction in the rate of return from the Facilities or on a Finance Party's (or its Affiliate's) overall capital;

     (ii) an additional or increased cost; or

    (iii) a reduction of any amount due and payable under any Financing
          Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

     15.2 Increased cost claims

     (a) A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers' Agent.

     (b) Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

     15.3 Exceptions

     (a) Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

      (i) attributable to a Tax Deduction required by law to be made by an Obligor;

     (ii) compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

    (iii) not payable as provided in Clause 26.2(d) (Conditions of Assignment or Transfer);

     (iv) compensated for by the payment of the Mandatory Cost; or

      (v) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

     (b) In this Clause 15.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 14.1 (Definitions).

16.  OTHER INDEMNITIES

     16.1 Currency indemnity

     (a) If any sum due from an Obligor under the Financing Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

     (i)  making or filing a claim or proof against that Obligor; or

     (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within 3 Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

     (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Financing Documents in a currency or currency unit other than that in which it is expressed to be payable.

     16.2 Other indemnities

     The Borrowers shall indemnify each Lender against any reasonable cost, loss or liability incurred by that Lender as result of:

     (a) the occurrence of any Event of Default;

     (b) a failure by any Obligor to pay any amount due under a Financing Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Lenders);

     (c) funding, or making arrangements to fund, its participation in an Advance requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

     (d) an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by any Borrower.

     16.3 Indemnity to the Facility Agent

     The Borrowers shall promptly indemnify the Facility Agent against any reasonable cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

     (a) investigating any event which it reasonably believes is a Default or an Event of Default; or

     (b) entering into or performing any foreign exchange contract for the purposes of Clause 7 (Optional Currencies); or

     (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17.  MITIGATION BY THE LENDERS

     17.1 Mitigation

     (a) Each Finance Party shall, in consultation with the Borrowers' Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs) including (but not limited to) transferring its rights and obligations under the Financing Documents to another Affiliate or Facility Office.

     (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Financing Documents.

     17.2 Limitation of liability

     (a) The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

     (b) A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.  COSTS AND EXPENSES

     18.1 Transaction expenses

     The Borrowers shall promptly on demand pay the Agents and the Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

     (a) this Agreement and any other documents referred to in this Agreement;
and

     (b) any other Financing Documents executed after the date of this Agreement.

     18.2 Amendments costs

     If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 31.9 (Change of currency), the Borrowers shall, within 3 Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

     18.3 Enforcement costs

     The Borrowers shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Financing Document.

                             SECTION 7 - GUARANTEE

19.  GUARANTEE AND INDEMNITY

     19.1 Guarantee and Indemnity

     Each Guarantor irrevocably and unconditionally jointly and severally:

     (a) guarantees to each Finance Party the punctual payment by each Borrower of the Guaranteed Amounts;

     (b) undertakes with each Finance Party that whenever a Borrower does not pay any of the Guaranteed Amounts when due under or in connection with any Financing Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

     (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

     19.2 Continuing Guarantee

     This guarantee is a continuing guarantee and will extend to the ultimate balance of the Guaranteed Amounts, regardless of any intermediate payment or discharge in whole or in part.

     19.3 Reinstatement

     If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations) is avoided or reduced as a result of insolvency or any similar event:

     (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

     (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

     19.4 Waiver of Defences

     The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

     (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

     (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any component company of Reed Elsevier;

     (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

     (e) any amendment (however fundamental) or replacement of a Financing Document or any other document or security;

     (f) any unenforceability, illegality or invalidity of any obligation of any person under any Financing Document or any other document or security; or

     (g) any insolvency or similar proceedings.

     19.5 Immediate Recourse

     Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Financing Document to the contrary.

     19.6 Appropriations

     Until all amounts which may be or become payable by the Obligors under or in connection with the Financing Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

     (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 19.

     19.7 Deferral of Guarantors' Rights

     Until all amounts which may be or become payable by the Obligors under or in connection with the Financing Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Financing Documents:

     (a) to be indemnified by an Obligor;

     (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Financing Documents; and/or

     (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Financing Documents or of any other guarantee or security taken pursuant to, or in connection with, the Financing Documents by any Finance Party.

     19.8 Additional Security

     This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

20.  ADDITIONAL GUARANTEE AND INDEMNITY

     20.1 Original Guarantors

     (a) If a Facility C Advance is made in accordance with the terms of this Agreement and the Additional Guarantee Shareholder Approval is obtained, the Borrowers' Agent shall promptly (and in any case within 7 Business Days of the date the Additional Guarantee Shareholder Approval is obtained) deliver to the Facility Agent a copy of the Additional Guarantee Shareholder Approval, certified by an authorised signatory of the Borrowers' Agent as correct, and a certificate of an authorised signatory of each Original Guarantor (signed by a director) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on such Original Guarantor to be exceeded.

     (b) On the date of the Facility Agent's receipt of the Additional Guarantee Shareholder Approval, the Guaranteed Amounts shall automatically, without any further action from any person, include the Facility C Guaranteed Amounts.

     20.2 Additional Guarantors

     (a) If the Original Guarantors do not deliver evidence of the Additional Guarantee Shareholder Approval in accordance with Clause 20.1(a) on or before 25 April 2001, then the Original Guarantors shall procure that on such date each of Reed Elsevier plc and Elsevier Finance SA execute and deliver to the Facility Agent a duly completed and executed Accession Letter in order to become Additional Guarantors hereunder, and shall deliver to the Facility Agent all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to each such company, in form and substance satisfactory to the Facility Agent.

     (b) The Facility Agent shall notify the Borrowers' Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in paragraph
(a) above and in Part II of Schedule 2 (Conditions precedent). At such time, the Guaranteed Amounts guaranteed by the Additional Guarantors (but not the Guaranteed Amounts guaranteed by the Original Guarantors) shall automatically, without any further action from any person, include the Facility C Guaranteed Amounts.

     (c) If the Additional Guarantors shall have guaranteed the Facility C Guaranteed Amounts pursuant to this Clause 20.2, the payment obligations of Elsevier Finance SA, as a Guarantor, under Clause 19.1 shall be limited to the amount equal to the aggregate of its reserves (being the balance sheet profits and any reserves made on its behalf, all in accordance with Article 675 paragraph 2 and Article 671 paragraphs 1 and 2(3) of the Swiss Code of Obligations) as may be legally available from time to time for distribution to its shareholders (subject to Swiss withholding tax deductions required, if any).

     (d) Upon the payment in full of the Facility C Advances, and cancellation of the Facility C Commitments, the Additional Guarantors shall be released from their obligations under the Additional Guarantee, which shall terminate automatically without any further action from any other person.

                                   SECTION 8

              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21   REPRESENTATIONS

     Each Obligor makes the representations and warranties set out in Clauses
21.1 to 21.16 inclusive, and Elsevier Finance SA also makes the representation and warranty set out in Clause 21.17, to each Finance Party on the date of this
Agreement:

     21.1 Status

     It is duly incorporated with limited liability and validly existing under the laws of its jurisdiction of incorporation.

     21.2 Power and Authority

     It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party.

     21.3 Validity

     The Transaction Documents to which it is a party constitute its legal, valid and binding and enforceable obligations, subject to any general principles of law limiting or qualifying its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 6 (Conditions of Utilisation).

     21.4 Non-Conflict with Other Obligations

     The entry into and performance by it of, and the transactions contemplated by, the Financing Documents do not and will not conflict with:

     (a) any law or regulation applicable to it;

     (b) the constitutional documents of any component company of Reed Elsevier; or

     (c) any agreement or instrument binding upon it or any component company of Reed Elsevier or any of its or any such component company's assets.

     21.5 Validity and Admissibility in Evidence

     All Authorisations required:

     (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

     (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect, subject to any qualifications and reservations in any legal opinion delivered pursuant to Clause 6 (Conditions of Utilisation).

     21.6 No Default

     (a) No Default or Event of Default has occurred and is continuing;

     (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries (or, in the case of the Original Obligors, any component company of Reed Elsevier) or to which its or its Subsidiaries' (or any component company's) assets are subject which might have a Material Adverse Effect.

     21.7 Litigation

     Except as otherwise disclosed in the Information Memorandum or the financial statements delivered pursuant to paragraphs 3(g) and (h) of Part 1 of
Schedule 2, no litigation, arbitration or administrative proceeding or claim before or of any court or government authority is presently pending or, to the best of its knowledge, information and belief, is threatened against it or against any component company of Reed Elsevier or the assets of it or of any component company of Reed Elsevier which litigation would have a Material Adverse Effect or which would adversely affect its ability to perform its payment, guarantee or indemnity obligations under the Financing Documents to which it is a party.

     21.8 Pari passu

     Its obligations under the Financing Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

     21.9 No Winding-Up

     Neither it nor any Material Subsidiary has taken any corporate action nor have any other steps been taken or legal proceedings been started or, to the best of its knowledge, information and belief, threatened against it or any Material Subsidiary for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any Material Subsidiary or any or all of its, or any Material Subsidiary's, assets or revenues.

     21.10 Tax Returns and Payments

     It, and each Material Subsidiary, has:

     (a) timely filed with the appropriate taxing authority all material Tax returns required to be filed with respect to its income, properties and operations; and

     (b) paid all material Taxes payable by it which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles in its jurisdiction of incorporation.

     21.11 No Encumbrances

     No Encumbrance other than Permitted Encumbrances exists over all or any part of its assets or any assets of any Material Subsidiary.

     21.12 No Withholding

     It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of tax from any payment it may make under any Financing Documents to a Qualifying Lender.

     21.13 Governing Law

     (a) The choice of English law as the governing law of the Financing Documents will be recognised and enforced in its jurisdiction of incorporation.

     (b) Subject as provided in the legal opinions delivered pursuant to Clause 6 (Conditions of Utilisation), any judgment obtained in England or New York in relation to a Financing Document will be recognised and enforced in its jurisdiction of incorporation.

     21.14 Written Information

     (a) Any factual information provided by an Obligor for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

     (b) The financial projections contained in the Information Memorandum have been prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions.

     (c) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

     21.15 Accounts

     The most recent audited combined financial statements of Reed Elsevier have been prepared in accordance with GAAP and, save as disclosed therein, give a true and fair view of the financial condition of Reed Elsevier at the date to which they have been prepared and the results of the combined businesses for the period ended on such date accurately disclose or reserve against all the material liabilities (actual or contingent) of the component companies considered as a whole.

     21.16 Corporate Structure

     The corporate structure and shareholdings as set out in the Corporate Structure Chart most recently delivered to the Facility Agent are accurate and complete in all material respects.

     21.17 Elsevier Finance SA

     (a) It does not owe the aggregate of its indebtedness for moneys borrowed to more than 20 persons (as creditors on a joint or several basis) who are not
(1) authorised banks under applicable law in their jurisdictions of incorporation or (2) persons to whom interest payments in respect of such indebtedness are exempt from withholding tax pursuant to any agreement in writing by the Swiss Federal Tax Administration; and

     (b) it is in compliance with the guideline instructions S-02.122.1 (4.99) of the Swiss Federal Tax Administration.

     21.19 Repetition

     The Repeating Representations are deemed to be made by each Obligor on each Utilisation Date by reference to the facts and circumstances then existing.

22.  INFORMATION UNDERTAKINGS

     The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Financing Documents or any Commitment is in force.

     22.1 Financial information

     (a) Each of the Original Guarantors shall:

     (i) as soon as the same becomes available (and in any event within 180 days after the end of the Original Guarantors' relevant financial year), deliver to the Facility Agent in sufficient copies for all the Lenders, its audited combined financial statements and the combined financial statements of Reed Elsevier; and

     (ii) as soon as the same becomes available (and in any event within 180 days of each half year), deliver to the Facility Agent in sufficient copies for all the Lenders its unaudited semi-annual combined financial statements and the unaudited semi-annual combined financial statements of Reed Elsevier.

     (b) Each Obligor (other than the Original Guarantors) shall, as soon as the same becomes available, deliver to the Facility Agent in sufficient copies of all the Lenders, its audited or, if not audited, its unaudited annual financial statements.

     22.2 Compliance Certificate

     (a) An Original Guarantor shall deliver to the Facility Agent simultaneously with delivering a copy of any of its financial statements pursuant to Clause 22.1(a) (Financial Information) a Compliance Certificate signed on that Original Guarantor's behalf certifying whether or not Reed Elsevier is in compliance with the financial undertakings set out in Clause 23 (Financial Covenants) and including calculations relating to such financial undertakings; and

     (b) Each Compliance Certificate shall be signed by the finance director and another director of each Original Guarantor.

     22.3 Requirements as to Financial Statements

     Each Obligor shall procure that each set of financial statements delivered pursuant to Clause 22.1 (Financial Information) is prepared using GAAP.

     22.4 Information: miscellaneous

     Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

     (a) all documents dispatched by that Obligor to its shareholders, or any class of them (in their capacity as such), or its creditors generally at the same time as they are dispatched;

     (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any component company of Reed Elsevier, and which might be expected to have a Material Adverse Effect; and

     (c) promptly, such further information regarding the financial condition of any Obligor or Material Subsidiary as any Finance Party (through the Facility Agent) may reasonably request.

     22.5 Notification of default

     Each Obligor shall promptly, upon becoming aware of the same, notify the Facility Agent of the occurrence of:

     (a) any Default or Event of Default (and the steps, if any, being taken to remedy it); and

     (b) any material breach of the provisions of any of the Borrowers' Transaction Documents

(unless that Obligor is aware that a notification has already been provided by another Obligor).

23.  FINANCIAL COVENANTS

     23.1 Financial Covenants

     (a) The Original Guarantors shall ensure that in respect of each Half Year Date set out below falling after the date of the first Advance, the ratio of EBITDA to Net Total Interest for the 12 month period ending on such Half Year Date shall not be less than the ratio set out opposite such Half Year Date in the table below:

         Half Year Date                                    Ratio

         30 June 2001                                      2.75:1

         31 December 2001                                  3.00:1

         30 June 2002                                      3.00:1

         31 December 2002 and each Half Year Date
            falling thereafter                             3.25:1

     (b) The Original Guarantors shall ensure that, in respect of each Half Year Date set out below falling after the date of the first Advance, the ratio of Total Net Debt as at such Half Year Date to EBITDA for the 12 month period ending on such Half Year Date shall not be greater than the ratio set out opposite such Half Year Date in the table below:

         Half Year Date                                    Ratio

         30 June 2001                                      4.50:1

         31 December 2001                                  3.75:1

         30 June 2002                                      3.50:1

         31 December 2002 and each Half Year Date
            falling thereafter                             3.00:1

     23.2 Financial Definitions

     "EBITDA" means, in relation to Reed Elsevier for any period the aggregate of:

      (i) combined profit on ordinary activities of Reed Elsevier for that period before Net Total Interest and Tax for that period;

     (ii) the amount of depreciation charged to the combined profit and loss account of Reed Elsevier during such period; and

    (iii) any amount of any amortisation in that period charged to the combined profit and loss account and the amount of any amortisation of intangibles or goodwill to the extent deducted in arriving at the profits of Reed Elsevier, in the cases of paragraphs (i), (ii) and (iii) above, adjusted to exclude the effects of exceptional items.

     "Half Year Date" means each date falling 6 Months after the commencement of a financial year of Reed Elsevier and each date upon which any financial year of Reed Elsevier ends.

     "Net Total Interest" means, in relation to any period, the aggregate on a consolidated basis of:

     (a) all interest, commissions and other financing charges payable by any component company of Reed Elsevier in respect of that period;

     (b) to the extent not included in paragraph (a) above, all finance costs charged to the profit and loss account of Reed Elsevier in respect of that period;

     (c) all amounts payable by any component company of Reed Elsevier in respect of that period under any interest rate protection agreement (less any amounts receivable by any component company in respect of that period under any interest rate protection agreement); and

     (d) the interest element of all rentals or, as the case may be, other amounts payable in respect of that period under any finance lease entered into by any component company of Reed Elsevier,

less any interest, commissions and other finance charges, and the interest element of rentals, receivable by any component company of Reed Elsevier in respect of that period.

     "Total Net Debt" means the aggregate, on a consolidated basis, of:

     (a) the Financial Indebtedness of component companies of Reed Elsevier, other than indebtedness for or in respect of those items specified at paragraphs (d), (e), (g), (h) and (i) of the definition of "Financial Indebtedness" at Clause 1.1 (Definitions),

     less

      (i) cash at hand and at bank of component companies of Reed Elsevier;

     (ii) bonds, notes and commercial paper beneficially owned by component companies of Reed Elsevier with a maturity of not more than 6 Months and rated at least A-1 by S&P or at least P-1 by Moody's (or an equivalent rating of another agency which the Facility Agent reasonably determines to be comparable);

    (iii) securities issued or unconditionally guaranteed by the government of the United Kingdom or the government of the United States of America with a maturity not exceeding 6 Months; and

     (iv) any other instrument, security or investment approved in writing by the Majority Lenders.


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


     23.3 Financial Testing

     (a) The financial covenants set out in Clause 23 (Financial Covenants) shall be tested by reference to the information delivered to the Facility Agent pursuant to Clause 22.1 (Financial Information).

     (b) All calculations of the financial covenants set out in Clause 23 (Financial Covenants) shall be calculated so that EBITDA shall be adjusted to take account of any material acquisitions or disposals made since the beginning of the period to which the combined financial statements of Reed Elsevier delivered to the Facility Agent pursuant to Clause 22.1 (Financial Information) and used for the calculation of the financial covenants set out in Clause 23 (Financial Covenants) relate. EBITDA shall be adjusted to include, on a pro forma basis, EBITDA of the acquired businesses for an equivalent period using the audited (if available) or unaudited financial statements of the acquired businesses for the period most closely corresponding to the period to which such combined financial statements of Reed Elsevier relate.

     (c) If on 30 June 2001 the On Sale Transaction has not been completed but the On Sale Agreement remains in full force and effect and neither party thereto has sought to terminate it or repudiate its obligations thereunder, the calculations of the covenants in Clauses 23.1(a) and (b) above shall be made as if the On Sale Transaction had been completed on such date, giving pro forma effect to the anticipated results of the On Sale Transaction.

     23.4 Accounting Terms

     All accounting expressions which are not otherwise defined herein shall be construed in accordance with GAAP.

24.  GENERAL UNDERTAKINGS

     The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Financing Documents or any Commitment is in force.

     24.1 Pari Passu

     The Original Guarantors shall ensure that the obligations of each Obligor under the Financing Documents shall at all times rank at least pari passu with the claims of all its other unsecured and unsubordinated Creditors except for obligations mandatorily preferred by the law applying to companies generally.

     24.2 Compliance with Laws

     The Original Guarantors shall ensure that each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its payment, guarantee or indemnity obligations under the Financing Documents.

     24.3 Authorisations

     The Original Guarantors shall ensure that each Obligor shall promptly:

     (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

     (b) supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Financing Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Financing Document.

     24.4 Negative Pledge

     The Original Guarantors shall ensure that neither they nor any component company of Reed Elsevier shall create or permit to subsist any Encumbrance over the property or assets of Reed Elsevier other than a Permitted Encumbrance.

     24.5 Business of Reed Elsevier

     Each of the Original Guarantors shall ensure that neither it nor any Material Subsidiary shall make any substantial change to the core business of Reed Elsevier from that carried on at the date of this Agreement, plus any reasonable extensions thereof.

     24.6 Disposals

     The Original Guarantors shall ensure that no component company of Reed Elsevier will make any Disposal, except for Disposals:

      (i) between component companies of Reed Elsevier;

     (ii) of stock in trade;

    (iii) for fair market value on arm's length terms; or

     (iv) of obsolete assets no longer required for the business of such company or Reed Elsevier.

     24.7 Regulation U

     Each Original Obligor shall ensure that at the time of each Advance, less that 25% of the value (as determined by any reasonable method) of the assets of Reed Elsevier taken as a whole will constitute Margin Stock. The Original Obligors shall ensure that neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States.

     24.8 ERISA

     The Obligors shall ensure that:

     (a) Reed Elsevier is at all times in material compliance with ERISA, that no ERISA single employer plan which is maintained or contributed by Reed Elsevier fails to satisfy the minimum funding requirement under the Internal Revenue Code or Section 302 of ERISA, and that no such plan shall have had a trustee appointed to administer such plan and no such plan has been terminated in violation of ERISA;

     (b) there shall not result from any such event or events the granting of a lien, the imposition of a security interest or the occurrence of a material liability; and

     (c) all such liens, security interest and liabilities taken individually or in the aggregate have not had, and are not reasonably likely to have, a Material Adverse Effect.

     24.9 On Sale Agreement

     The Original Obligors shall not, and shall ensure that Reed Elsevier Inc. shall not, take any action (a) to terminate, or repudiate the obligations of Reed Elsevier Inc. under, the On Sale Agreement or (b) which results in a breach of any of the terms of, or causes a default to arise under, the On Sale Agreement.

     24.10 Corporate Structure

     Each Obligor shall, as soon as reasonably practicable after becoming aware of any material inaccuracy in the Corporate Structure Chart delivered pursuant to Clause 5.1 (Initial conditions precedent) or any Corporate Structure Chart delivered pursuant to this Clause, deliver to the Facility Agent a revised Corporate Structure Chart which is accurate and complete in all material respects (unless that Obligor is aware that the same has already been provided by another Obligor).

     24.11 Elsevier Finance SA

     Elsevier Finance SA shall:

     (a) not incur or permit to subsist any indebtedness for moneys borrowed to the extent that all such indebtedness is owed to more than 20 persons (as creditors on a joint or several basis) who are not (1) authorised banks under applicable law in their jurisdictions of incorporation or (2) persons to whom interest payments in respect of such indebtedness are exempt from withholding tax pursuant to any agreement in writing by the Swiss Federal Tax Administration; and

     (b) comply at all times with the guideline instructions S-02.122.1 (4.99) of the Swiss Federal Tax Administration.

25.  EVENTS OF DEFAULT

     Each of the events or circumstances set out in Clauses 25.1 to 25.12 inclusive is an Event of Default.


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


     25.1 Failure to Pay

     An Obligor does not pay on the due date any amount payable pursuant to a Financing Document at the place and in the currency in which it is expressed to be payable unless its failure is:

     (a) caused by administrative or technical error; and

     (b) is remedied within 3 Business Days of the due date.

     25.2 Financial Covenants

     Any requirement of Clause 23 (Financial Covenants) is not satisfied.

     25.3 Other Obligations

     An Obligor fails to perform or observe (i) any of its obligations under Clauses 24.4 (Negative Pledge), 24.7 (Regulation U) or 24.9 (On Sale Agreement) or (ii) any of its other obligations under the Financing Documents and such failure under this paragraph (ii), if capable of remedy, is not remedied within 30 days after such failure to so perform or observe such obligations.

     25.4 Misrepresentations

     Any representation or statement made by an Obligor in any Financing Document or in any other document, certificate or written statement delivered by an Obligor pursuant to any Financing Document proves to have been incorrect or misleading in any material respect.

     25.5 Cross Default

     (a) Any Financial Indebtedness of all or any of the Obligors and the Material Subsidiaries is not paid when due or within any originally applicable grace period.

     (b) Any Financial Indebtedness of all or any of the Obligors and the Material Subsidiaries is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of a default or event of default (howsoever described).

     (c) Any creditor of any Obligor or Material Subsidiary becomes, and remains, entitled to declare any Financial Indebtedness of such Obligor or such Material Subsidiary due and payable prior to its specified maturity as a result of a default or event of default (howsoever described).

     (d) No Event of Default will occur under this Clause 25.5 if the aggregate amount of Financial Indebtedness falling within paragraphs (a), (b) and (c) above is less than US$50,000,000:

     25.6 Insolvency

     (a) Any Obligor or Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

     (b) The value of the assets of any Obligor or Material Subsidiary incorporated in England and Wales is less than its liabilities (taking into account contingent and prospective liabilities).

     25.7 Insolvency Proceedings

     Any corporate action, legal proceedings or other procedure or step (other than any proceedings, procedure or step which is frivolous or vexatious, is being contested in good faith and is discharged within 30 days of its commencement) is taken in relation to:

     (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, composition, scheme of arrangement or otherwise) of any Obligor or Material Subsidiary other than a solvent liquidation or reorganisation of a Material Subsidiary or, on terms which have previously been approved in writing by the Majority Lenders, any Obligor;

     (b) the appointment of a liquidator (other than in respect of a solvent liquidation of any Material Subsidiary or, on terms which have previously been approved in writing by the Majority Lenders, any Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or Material Subsidiary and, in the case of the presentation of a petition for winding-up, it is not withdrawn or discharged within 21 days thereafter; or

     (c) enforcement of any Encumbrance over any assets of any Obligor or Material Subsidiary where the value of such assets (when aggregated with the value of any assets referred to in Clause 25.8) exceed $50,000,000.

     25.8 Creditors' Process

     Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any of the Obligors and the Material Subsidiaries where such assets have a value (when aggregated with the value of any assets referred to in Clause 25.7) in excess of US$50,000,000.

     25.9 Analogous Events

     Any event occurs or proceeding is taken with respect to any Obligor or Material Subsidiary in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clauses 25.6 (Insolvency) to 25.8 (Creditors' Process) above inclusive.

     25.10 Unlawfulness: Invalidity

     It is or will become unlawful for any Obligor to perform any one or more of its obligations under any of the Transaction Documents or any such obligation ceases to be legal, valid and binding.

     25.11 Repudiation

     Any Obligor repudiates any Financing Document.

     25.12 Material Adverse Effect

     Any event or series of events occurs after the first Utilisation Date (and after giving effect to the Advance or Advances made on such Utilisation Date) which the Majority Lenders reasonably determine has or is likely to have a Material Adverse Effect.

     25.13 Acceleration

     On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers' Agent:

     (a) cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

     (b) declare that all or part of the Advances, together with accrued interest, and all other amounts accrued under the Financing Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) declare that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

                         SECTION 9 - CHANGES TO PARTIES

26.  CHANGES TO THE LENDERS

     26.1 Assignments and transfers by the Lenders

     (a) Subject to this Clause 26, a Lender (the "Existing Lender") may, on giving prior notice to the Borrower:

      (i) assign any of its rights; or

     (ii) transfer by novation any of its rights and obligations,

to another bank or reputable financial institution (the "New Lender").

     (b) No assignment or transfer to which paragraph (a) above refers shall be made before the date of the first Advance hereunder unless the New Lender has a Credit Rating of at least BBB or Baa2.

     (c) Without the prior written consent of the Borrowers' Agent and the Facility Agent (such consent to be given in each such person's sole discretion), no assignment or transfer to which paragraph (a) above refers may be made after the Syndication Date to any institution (other than an existing Lender) which is not an authorised bank under applicable law in its jurisdiction of incorporation.

     26.2 Conditions of assignment or transfer

     (a) An assignment or transfer by a Lender which is also a Swingline Lender of:

      (i) its Dollar Swingline Commitment or its Euro Swingline Commitment shall only be made if there is a simultaneous assignment or transfer of an equal amount of its Facility B Commitment; or

     (ii) its Facility B Commitment shall only be effective if either (1) after such assignment or transfer the aggregate of such Lender's Dollar Swingline Commitment and Euro Swingline Commitment does not exceed its Commitment or (2) it simultaneously assigns or transfers an aggregate amount of its Dollar Swingline Commitment and Euro Swingline Commitment equal to the amount of its Facility B Commitment to be assigned or transferred.

     (b) An assignment will only be effective on receipt by the Facility Agent and the Borrowers' Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the Obligors as it would have been under if it was an Original Lender.

     (c) A transfer will only be effective if it is carried out in accordance with the procedure set out in Clause 26.5 (Procedure for transfer).

     (d) If

      (i) a Lender assigns or transfers any of its rights or obligations under the Financing Documents or changes it Facility Office; and

     (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Officer under Clause 14 (Tax gross up and indemnities) or Clause 15 (Increased Costs)

     then the New Lender or the Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

     26.3 Assignment or transfer fee

     The New Lender shall, unless otherwise agreed by the Facility Agent, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$1000.

     26.4 Limitation of responsibility of Existing Lenders

     (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

      (i) the legality, validity, effectiveness, adequacy or enforceability of the Financing Documents or any other documents;

     (ii) the financial condition of the Obligors;

    (iii) the performance and observance by the Obligors of their respective obligations under the Financing Documents or any other documents; or

     (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Financing Document or any other document,

and any representations or warranties implied by law are excluded.

     (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

      (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors and Reed Elsevier with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Financing Document; and

     (ii) will continue to make its own independent appraisal of the creditworthiness of the Obligors and Reed Elsevier whilst any amount is or may be outstanding under the Financing Documents or any Commitment is in force.


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


     (c) Nothing in any Financing Document obliges an Existing Lender to:

      (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

     (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any of the Obligors of its obligations under the Financing Documents or otherwise.

     26.5 Procedure for transfer

     (a) Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and shall promptly notify the Lead Arrangers and the Swingline Agents of such transfer.

     (b) On the Transfer Date:

      (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Financing Documents the Obligors and the Existing Lender shall be released from further obligations towards one another under the Financing Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

     (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Obligors and the New Lender have assumed and/or acquired the same in place of the Obligors and the Existing Lender;

    (iii) the Facility Agent, the Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

     (iv) the New Lender shall become a Party as a "Lender".

     26.6 Disclosure of information

     Any Lender may disclose to any person:


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     (a) who is its Affiliate or to (or through) whom that Lender assigns or transfers pursuant to the terms of this Agreement (or may potentially so assign or transfer) all or any of its rights and obligations under this Agreement;

     (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Obligors; or

     (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about the Obligors, Reed Elsevier, and the Financing Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and
(b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

27.  CHANGES TO THE OBLIGORS

     27.1 Assignments and Transfer by Obligors

     No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

     27.2 Additional Borrowers

     (a) The Borrowers' Agent may request that any component company of Reed Elsevier becomes an Additional Borrower. That component company shall become an Additional Borrower if:

      (i) it is a component company incorporated in England and Wales or the United States of America or else all the Lenders and the Facility Agent approve the addition of that component company;

     (ii) the Borrowers' Agent delivers to the Agent a duly completed and executed Accession Letter;

    (iii) the Borrowers' Agent confirms that no Default or Event of Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

     (iv) the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

     (b) The Facility Agent shall notify the Borrowers' Agent, the Swingline Agents and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

     27.3 Repetition of Representations


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     Delivery of an Accession Letter constitutes confirmation by the relevant
Subsidiary that the representations set out at Clause 21 (Representations), other than the representation at Clause 21.14 (Written Information) and Clause
21.17 (Elsevier Finance SA), are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.


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                        SECTION 10 - THE FINANCE PARTIES

28.  ROLE OF THE AGENTS AND THE LEAD ARRANGERS

     28.1 Appointment of the Agents

     (a) Each of the Lead Arrangers and the Lenders appoints each Agent to act as its agent under and in connection with the Financing Documents.

     (b) Each of the Lead Arranger and the Lenders authorises each Agent to exercise the rights, powers, authorities and discretions specifically given to such Agent under or in connection with the Financing Documents together with any other incidental rights, powers, authorities and discretions.

     (c) The Facility Agent and the Euro Swingline Agent shall, unless the Borrowers' Agent agrees otherwise, act out of an office in London.

     (d) The Dollar Swingline Agent shall, unless the Borrower agrees otherwise, act out of an office in New York.

     28.2 Duties of the Agents

     (a) Each Agent shall promptly forward to a Party the original or a copy of any document which is delivered to that Agent for that Party by any other Party.

     (b) If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default or an Event of Default and stating that the circumstance described is a Default or an Event of Default, it shall promptly notify the Lenders.

     (c) If the Facility Agent receives notice from a Lender pursuant to Clause
9.1 (Illegality), it shall promptly notify each of the Swingline Agents thereof.

     (d) The Facility Agent shall promptly notify the Lenders of any Event of Default arising under Clause 25.1 (Failure to Pay).

     (e) Each Agent's duties under the Financing Documents are solely mechanical and administrative in nature.

     28.3 Role of the Lead Arrangers

         Except as specifically provided in the Financing Documents, the Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Financing Document.

     28.4 No fiduciary duties

     (a) Nothing in this Agreement constitutes an Agent or a Lead Arranger as a trustee or fiduciary of any other person.

     (b) No Agent nor any Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.


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     28.5 Business with Reed Elsevier

     Each Agent and each Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any component company of Reed Elsevier.

     28.6 Rights and discretions of the Agents

     (a) Each Agent may rely on:

      (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

     (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

     (b) Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

      (i) no Default or Event of Default has occurred (unless it has actual knowledge of an Event of Default arising under Clause 25.1);

     (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

    (iii) any notice or request made by the Borrowers' Agent is made on behalf of and with the consent and knowledge of all the Obligors.

     (c) Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

     (d) Each Agent may act in relation to the Financing Documents through its personnel and agents.

     28.7 Majority Lenders' instructions

     (a) Unless a contrary indication appears in a Financing Document, each Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

     (b) Unless a contrary indication appears in a Financing Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

     (c) Each Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.


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     (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

     (e) No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Financing Document.

     28.8 Responsibility for documentation

     No Agent nor any Lead Arranger:

     (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by an Agent, a Lead Arranger, an Obligor or any other person given in or in connection with any Financing Document or the Information Memorandum; or

     (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Financing Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Financing Document.

     28.9 Exclusion of liability

     (a) Without limiting paragraph (b) below, no Agent will be liable for any action taken by it under or in connection with any Financing Document, unless directly caused by its gross negligence or wilful misconduct.

     (b) No Party may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Financing Document and any officer, employee or agent of such Agent may rely on this Clause.

     (c) No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Financing Documents to be paid by such Agent if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Agent for that purpose.

     28.10 Lenders' indemnity to the Agents

     Each Lender shall (in proportion to its Commitments or, if the Total Commitments are then zero, to its Commitments immediately prior to their reduction to zero) severally indemnify each Agent, within three Business Days of demand, against any cost, loss or liability incurred by such Agent (otherwise than by reason of such Agent's gross negligence or wilful misconduct) in acting as Agent under the Financing Documents (unless such Agent has been reimbursed by the Borrower pursuant to a Financing Document).


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


     28.11 Resignation of an Agent

     (a) An Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrowers' Agent provided that such successor shall act out of an office in the location specified in Clause 28.1(c) or, as the case may be, Clause 28.1(d) (Appointment of the Agents) (the "Required Location").

     (b) Alternatively an Agent may resign by giving notice to the Lenders and the Borrowers' Agent, in which case the Majority Lenders may appoint a successor Agent, with the written consent of the Borrowers' Agent, which will act out of an office in the Required Location.

     (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the resigning Agent (after consultation with the Borrowers' Agent) may appoint a successor Agent which will act out of an office in the Required Location.

     (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Financing Documents.

     (e) Such Agent's resignation notice shall only take effect upon the appointment of a successor as contemplated in paragraphs (b) and (c) above.

     (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Financing Documents but shall remain entitled to the benefit of this Clause 28. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

     (g) After consultation with the Borrowers' Agent, the Majority Lenders may, by notice to an Agent, require it to resign in accordance with paragraph
(b) above. In this event, such Agent shall resign in accordance with paragraph
(b) above.

     28.12 Confidentiality

     (a) In acting as agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

     (b) If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and such Agent shall not be deemed to have notice of it.

     (c) Notwithstanding any other provision of any Financing Document to the contrary, neither any Agent nor any Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.


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


     28.13 Relationship with the Lenders

     (a) Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

     (b) Each Lender shall supply each Agent with any information required by such Agent in order to calculate the Mandatory Cost.

     28.14 Credit appraisal by the Lenders

     Without affecting the responsibility of the Obligors for information supplied by it or on its behalf in connection with any Financing Document, each Lender confirms to each Agent and each Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Financing Document including but not limited to:

     (a) the financial condition, status and nature of each component company of Reed Elsevier;

     (b) the legality, validity, effectiveness, adequacy or enforceability of any Financing Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Financing Document;

     (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Financing Document, the transactions contemplated by the Financing Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Financing Document; and

     (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by an Agent and/or a Lead Arranger, any other Party or by any other person under or in connection with any Financing Document.

     28.15 Reference Banks

     If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

29.  CONDUCT OF BUSINESS BY THE FINANCE PARTIES

     No provision of this Agreement will:

     (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

     (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or


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


     (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of tax.

30.  SHARING AMONG THE LENDERS

     30.1 Payments to Lenders

     If a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) and applies that amount to a payment due under the Financing Documents then:

     (a) the Recovering Lender shall, within 3 Business Days, notify details of the receipt or recovery to the Facility Agent;

     (b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

     (c) the Recovering Lender shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

     30.2 Redistribution of payments

     The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 31.5 (Partial payments).

     30.3 Recovering Lender's rights

     (a) On a distribution by the Facility Agent under Clause 30.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

     (b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

     30.4 Reversal of redistribution

     If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

     (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 30.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that


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


Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

     (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

     30.5 Exceptions

     (a) This Clause 30 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

     (b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

     (i) it notified the other Lenders of the legal or arbitration proceedings; and

     (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.


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                          SECTION 10 - ADMINISTRATION

31.  PAYMENT MECHANICS

     31.1 Payments to the Agents

     (a) For the purpose of this Clause 31.1 a reference to the "Relevant Agent" means:

      (i) in relation to payments under the Dollar Swingline Facility, the Dollar Swingline Agent;

     (ii) in relation to payments under the Euro Swingline Facility, the Euro Swingline Agent; and

    (iii) for all other payments, the Facility Agent.

     (b) On each date on which an Obligor or a Lender is required to make a payment under a Financing Document, such Obligor or, as the case may be, such Lender shall make the same available to the Relevant Agent (unless a contrary indication appears in a Financing Document) for value on the due date at the time and in such funds specified by the Relevant Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

     (c) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Relevant Agent specifies.

     31.2 Distributions by the Facility Agent

     Each payment received by an Agent under the Financing Documents for another Party shall, subject to Clause 31.3 (Distributions to the Borrower) and Clause 31.4 (Clawback) be made available by such Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than 5 Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

     31.3 Distributions to the Borrowers

     An Agent may (with the consent of the relevant Obligor or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Financing Documents or in or towards purchase of any amount of any currency to be so applied.

     31.4 Clawback

     (a) Where a sum is to be paid to an Agent under the Financing Documents for another Party, such Agent is not obliged to pay that sum to that other Party (or to enter into or


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


perform any related exchange contract) until it has been able to establish to its absolute satisfaction that it has actually received that sum.

     (b) If an Agent pays an amount to another Party and it proves to be the case that such Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by such Agent shall on demand refund the same to such Agent together with interest on that amount from the date of payment to the date of receipt by such Agent, calculated by such Agent to reflect its cost of funds.

     31.5 Partial payments

     (a) If an Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Financing Documents, such Agent shall apply that payment towards the obligations of that Obligor under the Financing Documents in the following order:

      (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agents and the Lead Arrangers under the Financing Documents;

     (ii) secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

    (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

     (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Financing Documents.

     (b) The Facility Agent shall, if so directed by all the Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

     (c) Paragraphs (a) and (b) above will override any appropriation made by the any Obligor

     31.6 No set-off by Obligors

     All payments to be made by any Obligor under the Financing Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

     31.7 Business Days

     (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar Month (if there is one) or the preceding Business Day (if there is not).

     (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on such amount at the rate payable on the original due date.


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


     31.8 Currency of account

     (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from any Obligor under any Financing Document.

     (b) A repayment of an Advance or Unpaid Sum or a part of an Advance or Unpaid Sum shall be made in the currency in which that Advance or Unpaid Sum is denominated on its due date.

     (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

     (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

     (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

     31.9 Change of currency

     (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

     (i) any reference in the Financing Documents to, and any obligations arising under the Financing Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers' Agent); and

     (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

     (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers' Agent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.  SET-OFF

     If an Event of Default has occurred and is continuing, a Finance Party may without notice to the Borrowers' Agent or the relevant Obligor combine, consolidate or merge all or any of an Obligor's accounts (whether or not matured or due) with, and liabilities to, that Finance Party and may set-off or transfer any sum standing to the credit of any such accounts in or towards satisfaction of any such Obligor's liabilities to that Finance Party under the Financing Documents, and may do so notwithstanding that the balances on such accounts and the liabilities may not be expressed in the same currency and each Finance Party is hereby authorised to effect any necessary conversions at its own rate of exchange then prevailing.


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The rights of each Finance Party under this Clause 32 are in addition to any other rights and remedies that such Finance Party may have.

33.  NOTICES

     33.1 Communications in writing

     (a) Any communication to be made under or in connection with the Financing Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

     (b) With the consent of the relevant Lender, an Agent may serve notices and other information on a Lender by way of electronic mail.

     33.2 Addresses

     (a) The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Financing Documents is:

      (i) in the case of the Borrowers' Agent, that identified in Clause
          33.2(b);

     (ii) in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

    (iii) in the case of an Agent, that identified in Clause 33.2(b),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than 5 Business Days' notice.

     (b) For the purposes of Clause 33.2(a), the relevant details are as follows:

     (i)  the Borrowers' Agent

          Reed Elsevier (UK) Limited
          25 Victoria Street
          London SW1H 0EX

          Attn:  Company Secretary
          Tel:   0207 227 5659
          Fax:   0207 227 5652

     (ii) the Facility Agent:

          Deutsche Bank AG London
          Winchester House
          1 Great Winchester Street
          London EC2N 2DB


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


          Attn:  Tony Denmead/Credit Administration
          Tel:   +44 20 7545 7390
          Fax:   +44 20 7545 4638

    (iii) the Dollar Swingline Agent:

          Deutsche Bank AG, New York Branch
          Corporate Finance Services
          130 Liberty Street
          14th Floor
          New York, NY 1006
          Mailstop: NYC02-1414

          Attn:  Claudia Zou/Lynn Sweeney
          Tel:   +212 250 5391
          Fax:   + 212 669 1706

          Wire Instruction:
          Deutsche Bank AG, New York Branch
          ABA 026-003-780
          A/C 101018730008
          Ref:   Swingline/Reed
          Attn:  Claudia Zou/Lynn Sweeney

     (iv) the Euro Swingline Agent

          Deutsche Bank AG London
          Winchester House
          1 Great Winchester Street
          London EC2N 2DB

          Attn:  Tony Denmead/Credit Administration
          Tel:   +44 20 7545 7390
          Fax:   +44 20 7545 4638

     33.3 Delivery

     (a) Any communication or document made or delivered by one person to another under or in connection with the Financing Documents will only be effective:

      (i) if by way of fax, when received in legible form; or

     (ii) if by way of letter, when it has been left at the relevant address or 5 (in the case of surface mail) or 10 (in the case of air mail) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

    (iii) if by way of electronic mail, when received,


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


and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

     (b) Any communication or document to be made or delivered to an Agent or the Borrowers' Agent will be effective only when actually received by such person and then only if it is expressly marked for the attention of the department or officer identified in Clause 33.2 (or any substitute department or officer as an Agent or the Borrowers' Agent shall specify for this purpose).

     (c) All notices from or to any Obligor shall be sent through the Facility Agent.

     33.4 Notification of address and fax number

     Promptly upon receipt of notification of an address, fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

     33.5 English language

     (a) Any notice given under or in connection with any Financing Document must be in English.

     (b) All other documents provided under or in connection with any Financing Document must be:

      (i) in English; or

     (ii) if not in English, and if so required by the Facility Agent, accompanied by a certified English translation.

34.  CALCULATIONS AND CERTIFICATES

     34.1 Accounts

     In any litigation or arbitration proceedings arising out of or in connection with a Financing Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

     34.2 Certificates and determinations

     Any certification or determination by a Finance Party of a rate or amount under any Financing Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

     34.3 Day count convention

     Any interest, commission or fee accruing under a Financing Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.  PARTIAL INVALIDITY

     If, at any time, any provision of the Financing Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Financing Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.  AMENDMENTS AND WAIVERS

     37.1 Required consents

     (a) Subject to Clause 37.2 (Exceptions), any term of the Financing Documents may be amended or waived only with the consent of the Majority Lenders and the Original Guarantors and any such amendment or waiver will be binding on all Parties.

     (b) The Facility Agent may effect (and is hereby so authorised by each Finance Party), on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

     37.2 Exceptions

     (a) An amendment or waiver that has the effect of changing or which relates to:

      (i) the definition of "Majority Lenders" in Clause 1.1 (Definitions);

     (ii) an extension to the date of payment of any amount or interest or fees under the Financing Documents;

    (iii) an extension to any date of repayment specified in Clause 8
          (Repayment);

     (iv) a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

      (v) an increase in Commitment;

     (vi) the waiver of the issuance of a guarantee or the release of any guarantee in favour of the Finance Parties;

    (vii) any provision which expressly requires the consent of all the Lenders; or

   (viii) Clause 2.2 (Lenders' rights and obligations), Clause 26.1 (Assignments and transfers by the Lenders), Clause 26.4 (Limitation of responsibility of Existing Lenders), Clause 26.6 (Disclosure of information) or this Clause 37, shall not be made without the prior consent of all the Lenders directly affected thereby.

     (b) An amendment or waiver which relates to the rights or obligations of any Agent or Lead Arranger may not be effected without the consent of such Agent or Lead Arranger.

38.  COUNTERPARTS

     (a) Each Financing Document may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Financing Document.

     (b) Delivery of an executed signature page of any Financing Document by fax shall be as effective as delivery of a manually executed document.

                   SECTION 11 - GOVERNING LAW AND ENFORCEMENT

39.  GOVERNING LAW

     This Agreement is governed by English law.

40.  ENFORCEMENT

     40.1 Jurisdiction

     (a) Each of the parties hereto irrevocably agrees for the benefit of the Finance Parties that the courts of England have jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

     (b) The Obligors irrevocably agree that the courts of the State of New York shall have jurisdiction to settle any Dispute.

     (c) Each of the Obligors irrevocably waives any objection which it might have to the courts referred to in paragraphs (a) and (b) being nominated as the forum to settle any Dispute and agrees not to claim that any such court is not a convenient or appropriate forum.

     (d) This Clause 40 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction.

     40.2 Service of Process

     (a) Without prejudice to any other mode of service allowed under the relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

     (i) irrevocably appoints Reed Elsevier plc as its agent for service of process in relation to any proceeding before the English courts in connection with any Financing Document; and

     (ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

     (b) Without prejudice to any other mode of service allowed under the relevant law, each Obligor (other than an Obligor incorporated in the State of New York).

     (i) irrevocably appoints Reed Elsevier Inc. as its agent for service of process in relation to any proceedings before the courts of the State of New York in connection with any Financing Documents; and

     (ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

     This Agreement has been entered into on a date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                     PART 1

                              THE ORIGINAL LENDERS

Name                   Facility Office       Facility A      Facility B      Facility C
                                             Commitment      Commitment      Commitment
                                             (US$)           (US$)           (US$)

Deutsche Bank          Winchester House      2,000,000,000   1,250,000,000   1,000,000,000
AG London              1 Great Winchester
                       Street
                       London EC2N 2DB

Morgan Stanley      )  25 Cabot Square       2,000,000,000   1,250,000,000   1,000,000,000
Dean Witter Bank    )  Canary Wharf
Limited             )  London E14 4QA
Morgan Stanley      )
Senior Funding, Inc.)

                                     PART 2

                          THE DOLLAR SWINGLINE LENDERS

Name                          Facility Office              Dollar Swingline
                                                           Commitment
                                                           (US$)

Deutsche Bank                 130 Liberty Street           375,000,000
AG, New York Branch           14th Floor
                              New York, NY 10006

Morgan Stanley Dean Witter )  1585 Broadway                375,000,000
Bank Limited               )  10th Floor
Morgan Stanley Senior      )  New York, NY 10036
Funding, Inc.              )

                                     PART 3

                           THE EURO SWINGLINE LENDERS

Name                          Facility Office             Euro Swingline
                                                          Commitment
                                                          (US$)

Deutsche Bank                 Winchester House            125,000,000
AG London                     1 Great Winchester Street
                              London EC2N 2DB

Morgan Stanley Dean Witter)   25 Cabot Square             125,000,000
Bank Limited              )   Canary Wharf
Morgan Stanley Senior     )   London E14 4QA
Funding, Inc.             )

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                     Part I

1.   Original Obligors

(a)  A copy of the constitutional documents of each Original Obligor.

(b)  A copy of a resolution of the board of directors of each Original Obligor:

      (i) approving the terms of, and the transactions contemplated by, the Financing Documents to which it is a party and resolving that it execute the Financing Documents to which it is a party;

     (ii) authorising a specified person or persons to execute the Financing Documents to which it is a party on its behalf; and

    (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Financing Documents to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certificate of an authorised signatory of each Original Obligor (signed by a director) confirming that (i) in relation to an Original Borrower, borrowing the Total Commitments would not cause any borrowing or similar limit binding on such Original Borrower to be exceeded and (ii) in relation to an Original Guarantor, guaranteeing the Total Facility A Commitments and the Total Facility B Commitments would not cause any guaranteeing or similar limit binding on such Original Guarantor to be exceeded.

(e) A certificate of an authorised signatory of the relevant Original Obligor certifying that (i) each copy document relating to it specified in this
     Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and (ii) all Authorisations necessary in connection with the Financing Documents have been obtained.

2.   Legal opinions

     Legal opinions of each of:

(a)  White & Case, English counsel to the Lenders;

(b)  Nauta Dutilh, Dutch counsel to the Lenders;

(c)  Niederer, Kraft & Frey, Swiss counsel to the Lenders; and

(d)  Bingham, Dana LLP, US Counsel to Reed Elsevier Inc.

     each substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.   Other documents and evidence

(a) Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will be paid by the first Utilisation Date or the relevant due date.

(b) Evidence of acceptance of its appointment as process agent by each of Reed Elsevier plc and Reed Elsevier Inc.

(c)  Duly executed copies of the Financing Documents.

(d) Copies, certified by an authorised signatory of Reed Elsevier Inc. as being correct, of the duly executed Borrower Transaction Documents.

(e) Written confirmation from Morgan Stanley Senior Funding Inc. that no amounts are owing by Reed Elsevier (UK) Limited or Reed Elsevier Inc. under the US$1,000,000,000 loan agreement dated 24 October, 2000 and made between (1) Reed Elsevier (UK) Limited and Reed Elsevier Inc. (as Original Borrowers), (2) Reed International P.L.C. and Elsevier NV (as Guarantors) and (3) Morgan Stanley Senior Funding Inc. (as Bank) and the whole of the commitment available to be utilised thereunder has been cancelled.

(f) Copies, certified by an authorised signatory of an Original Guarantor as being correct, of a structure document showing funds flow and the Corporate Structure Chart.

(g) A copy, certified by an authorised signatory of an Original Guarantor as being correct, of the latest audited combined financial statements of Reed Elsevier.

(h) A copy, certified by an authorised signatory of each Original Obligor as being correct, of the latest audited consolidated financial statements of that Original Obligor.

(i) A certificate from an authorised signatory of the Original Guarantors certifying that:

      (i) all waiting periods under the Hart-Scott-Rodino Antitrust Act of 1976 relating to the Acquisition have expired or relevant clearances have been obtained, and all other material antitrust requirements relating to the Borrower Transactions have been satisfied in all material respects or will be complied with in all material respects following the Acquisition;

     (ii) no other condition to the Acquisition has failed to be satisfied in any respect which the Original Guarantors believe would make it inadvisable to proceed with the Acquisition;

    (iii) the "Minimum Condition" set forth in the Acquisition Agreement has been satisfied; and

     (iv) the Acquisition has been consummated in accordance with the Acquisition Documents in all material respects.

                                    PART II

     Conditions precedent required to be delivered by an Additional Obligor

1. An Accession Letter, duly executed by the Additional Obligor and the Borrowers' Agent.

2.   A copy of the constitutional documents of the Additional Obligor.

3.   A copy of a resolution of the board of directors of the Additional
     Obligor.

     (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Financing Documents and resolving that it execute the Accession Letter;

     (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

     (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Financing Documents.

4. A certificate of an authorised signatory of the Additional Obligor certifying that (i) each copy document relating to it specified in this
     Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter and (ii) all Authorisations necessary or advisable in connection with the Financing Documents have been obtained.

5. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6. A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

8.   If any, the latest audited financial statements of the Additional Obligor.

9. A legal opinion of counsel to the Lenders in the jurisdiction in which the Additional Obligor is incorporated.

10. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales or the State of New York, evidence that each process agent specified in

     Clause 40.2 (Service of process) has accepted its appointment in relation to the proposed Additional Obligor.

                                   SCHEDULE 3

                                    REQUESTS

                                     Part I

                              Utilisation Request

From:         [Borrower]

To:           Deutsche Bank AG London/Deutsche Bank AG, New York Branch

Copied to:    [Facility Agent]*

Dated:

Dear Sirs

               Reed Elsevier - US$8,500,000,000 Credit Agreement

                dated 13 December, 2000 (the "Credit Agreement")

1. Words and expressions defined in the Credit Agreement have the same meaning when used herein.

2. We wish to borrow a [Advance/Dollar Swingline Advance/Euro Swingline Advance] on the following terms:

     Facility:                    [        ]

     Proposed Utilisation Date:   [        ] (or, if that is not a Business
                                             Day, the next Business Day)

     Currency of Advance:         [        ]

     Amount:                      [        ] (or, if less, the Available
                                  Facility)

     Interest Period:             [        ]

3. We confirm that each condition specified in Clause 5.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.   The proceeds of this Advance should be credited to [account].

---------
*Only required in respect of a Swingline Advance

5. ** In the event that we do not deliver the certificate referred to at paragraph 1(e) of Part 1 of Schedule 2 of the Credit Agreement by 12 noon (London time) on the proposed Utilisation Date stated above, we hereby:

     (i) direct the Facility Agent to forthwith return to each Lender, the amount of its participation in the above proposed Advance that has been made available to the Facility Agent; and

     (ii) acknowledge that we shall be obliged to indemnify each Lender in respect of its participation in the above proposed Advance under the terms of Clause 16.2(c) of the Credit Agreement.

6.   This Utilisation Request is irrevocable.

                                Yours faithfully

                        .................................

                            authorised signatory for

                               [Name of Borrower]


---------
**Only required for the first Advance

                                    REQUESTS

                                    Part II

                                Selection Notice

From:          [Borrower]

To:            Deutsche Bank AG London

Dated:

Dear Sirs

               Reed Elsevier - US$8,500,000,000 Credit Agreement

                dated 13 December, 2000 (the "Credit Agreement")

     1. We refer to the following Term Advance[s] in [identify currency] with
an Interest Period ending on [          ]*.

     2. [We request that the above Advance[s] be divided into [       ] Advances
with the following Base Currency Amounts and Interest Periods:]**

     or

     [We request that the next Interest Period for the above Advance[s] is
[         ]].***

     3. We request that the above Advance[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the following
currencies: [       ]. As this results in a change of currency we confirm that each condition

---------
*Insert details of all Loans in the same currency which have an Interest Period ending on the same date.

**Use this option if division of Loans is requested.

***Use this option if sub-division is not required.

specified in Clause 5.2 (Further conditions precedent) is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account].] .

     4. This Selection Notice is irrevocable.

                                Yours faithfully

                        .................................

                            authorised signatory for
                           [Name of Borrowers' Agent]

                                   SCHEDULE 4

                                   THE MARGIN


Margins (per cent. per annum)                                               Credit Rating

                                        A/A2              A-/A3             BBB+/Baa1        BBB/Baa2
                                        or higher                                            or lower
At any time when the Total
Commitments are equal to or
exceed US$4,750,000,000

Facility A Advances                     0.45              0.50              0.575            0.70

Facility B Advances                     0.50              0.55              0.625            0.75

Facility C Advances                     0.45              0.50              0.575            0.70

At any time when the Total
Commitments are less than
US$4,750,000,000 but exceed
US$2,500,000,000

Facility A Advances                     0.40              0.45              0.525            0.65

Facility B Advances                     0.45              0.50              0.575            0.70

Facility C Advances                     0.45              0.50              0.575            0.70

At any time when the Total
Commitments are equal to or lower
than US$2,500,000,000

Facility A Advances                     0.35              0.40              0.475            0.60

Facility B Advances                     0.40              0.45              0.525            0.65

Facility C Advances                     0.45              0.50              0.575            0.70

                                   SCHEDULE 5

                            MANDATORY COST FORMULAE

     1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

     2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

     3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

     4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

     (a) in relation to a sterling Advance:

         AB + C(B-D) + E x 0.01
         ---------------------- per cent. per annum
             100 - (A + C)

     (b) in relation to an Advance in any currency other than sterling:

         E x 0.01
         -------- per cent. per annum.
           300

     Where:

     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Loan.

     C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

     E is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Lender.

     5. For the purposes of this Schedule:

     (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (b) "Fees Regulations" means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

     (c) "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

     6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

     7. Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

     (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

     (b) any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

     8. The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

     9. The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 7 above is true and correct in all respects.

     10. The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each

Lender based on the information provided by each Lender pursuant to paragraphs 3 and 7 above.

     11. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

     12. The Facility Agent may from time to time, after consultation with the Borrowers' Agent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 6

                          FORM OF TRANSFER CERTIFICATE

To:         Deutsche Bank AG London as Facility Agent

From:       [The Existing Lender] (the "Existing Lender") and [The New Lender]
(the "New Lender")

Dated:

               Reed Elsevier - US$8,500,000,000 Credit Agreement

                dated 13 December, 2000 (the "Credit Agreement")

1. Words and expressions defined in the Credit Agreement have the same meaning when used herein.

2.   We refer to Clause 26.5 (Procedure for transfer) of the Credit Agreement:

     (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 26.5 (Procedure for transfer).

     (b)  The proposed Transfer Date is [         ].

     (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders).

4.   This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

              Commitment/rights and obligations to be transferred

                           [insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

         [Existing Lender]                  [New Lender]

         By:                                By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [ ].

[Facility Agent]

By:

                                   SCHEDULE 7

                            FORM OF ACCESSION LETTER

To:         Deutsche Bank AG London as Facility Agent

From:       [Additional Borrower/Guarantor] and [Borrowers' Agent]

Date:
Dear Sirs

               Reed Elsevier - US$8,500,000,000 Credit Agreement

                dated 13 December, 2000 (the "Credit Agreement")

1. [Company] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facility Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [27.2 (Additional
     Borrowers)/[Clause 20.2 (Additional Guarantors)] of the Facility Agreement. [Company] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2.   [Company's administrative details are as follows:

     Address:

     Fax No:

     Attention:

3.   This letter is governed by English law.

     This letter is entered into by deed.

     [Company]                                             [Borrowers' Agent]

                                   SCHEDULE 8

                         FORM OF COMPLIANCE CERTIFICATE

To:         Deutsche Bank AG London as Facility Agent

From:       [Obligor]

Dated:

Dear Sirs

               Reed Elsevier - US$8,500,000,000 Credit Agreement

                dated 13 December, 2000 (the "Credit Agreement")

1.   We refer to the Credit Agreement. This is a Compliance Certificate.

2.   We confirm that:

     (a)  Half Year Date    EBITDA           Net Total Interest        Ratio
          --------------    ------           ------------------        -----

          [           ]     [    ]           [           ]             [    ]: 1


     (b)  Half Year Date    Total Net Debt   EBITDA                    Ratio
          --------------    --------------   ------                    -----

          [           ]     [    ]           [           ]             [    ]: 1

3.   [We confirm that no Default or Event of Default is continuing.]*

Signed:    .........                              ....................

           Authorised Signatory                   Authorised Signatory

           of                                     of

               [Name of Obligor]                       [Name of Obligor]

---------
* If this statement cannot be made, the certificate should identify any Default or Event of Default that is continuing and the steps, if any, being taken to remedy it.

                                   SCHEDULE 9

                                   TIMETABLES

                          Advances in Dollars   Advances in Euro      Advances in          Advances in other
                                                                      Sterling             currencies

Borrowers' Agent          N/A                   N/A                   N/A                  11 a.m. London time,
delivers written                                                                           on the Business Day
request for a currency                                                                     preceding the
to be approved as an                                                                       delivery of a
Optional Currency in                                                                       Utilisation Request.
accordance with Clause
5.3 (Conditions
relating to Optional
Currencies)

Delivery of a duly        11 a.m. London        11 a.m. London        11 a.m. London       11 a.m. London time,
completed Utilisation     time, 3 Business      time, 3 Business      time 2 Business      3 Business Days prior
Request (Clause 6.1       Days prior to the     days prior to the     Days prior to the    to the proposed
(Delivery of a            proposed              proposed              proposed             Utilisation Date*
Utilisation Request))     Utilisation Date*     Utilisation Date*     Utilisation Date*

Facility Agent            N/A                   11 a.m. London        11 a.m. London       11 a.m. London time,
determines (in relation                         time, 3 Business      Time 2 Business      3 Business Days prior
to a Utilisation) the                           Days prior to the     Days prior to the    to the proposed
Base Currency Amount of                         proposed              proposed             Utilisation Date*
the Advance, if                                 Utilisation Date*     Utilisation Date*
required under Clause
6.4 (Lenders'
participation)

Facility Agent notifies   Promptly upon         Promptly upon         Promptly upon        Promptly upon receipt
the Lenders of the        receipt from the      receipt from the      receipt from the     from the Borrower
Advance in accordance     Borrower              Borrower              Borrower
with Clause 6.4
(Lenders' participation)


--------
*    For the first Advance under the A Facility, B Facility or C Facility, the notice period shall be 11 a.m. London time one Business Day prior to the proposed Utilisation Date.


                                      105


                          Advances in Dollars   Advances in Euro      Advances in          Advances in other
                                                                      Sterling             currencies

Delivery of a Selection   11 a.m. London        11 a.m. London        11 a.m. London       11 a.m. London time,
Notice (Clause 11(b)      time, 3 Business      time, 3 Business      time, 3 Business     3 Business Days prior
(Interest Periods))       Days prior to the     Days prior to the     Days prior to the    to the proposed
                          proposed              proposed              proposed             Utilisation Date
                          Utilisation Date      Utilisation Date      Utilisation Date

Delivery of a duly        10 a.m. New York      10 a.m. London time   N/A                  N/A
completed Utilisation     time on the           on the proposed
Request (Clause 6.5       proposed              Utilisation Date
(Delivery of a            Utilisation Date
Utilisation Request for
a Swingline Advance))

Facility Agent notifies   Promptly upon         Promptly upon         N/A                  N/A
each Swingline Lender     receipt from the      receipt from the
of the amount, currency   Borrower              Borrower
and the Base Currency
Amount of each
Swingline Advance
(Clause 6.8(c)
(Swingline Lenders'
Participation))

Facility Agent receives   N/A                   N/A                   N/A                  Quotation Day as of 9
a notification from a                                                                      a.m. London time
Lender under Clause
7.2 (Unavailability of
a currency)

Facility Agent gives      N/A                   N/A                   N/A                  Upon receipt of
notice in accordance                                                                       notification from the
with Clause 7.2                                                                            Lenders
(Unavailability of a
currency)

LIBOR or EURIBOR is       Quotation Day as of   Quotation Day as of   Quotation Day as     Quotation Day as of
fixed                     11.00 a.m. London     11.00 a.m. London     of 11.00 a.m.        11.00 a.m. London time
                          time                  time in respect of    London time
                                                LIBOR and as of
                                                11.00 a.m. London
                                                time in respect of
                                                EURIBOR

                                  SCHEDULE 10

                      FORM OF CONFIDENTIALITY UNDERTAKING
                  [Letterhead of Seller/Seller's agent/broker]
To:
========================================
                                             [insert name of Potential
                                             Purchaser/Purchaser's agent/broker]
========================================

Re: The Agreement
========================================
Borrowers:
Date:
Amount:
Borrowers' Agent:
Facility Agent:
========================================

Dear Sirs
We understand that you are considering [acquiring]1/[arranging the acquisition of]2 an interest in the Agreement (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

     1. Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)]3 below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any component company of Reed Elsevier or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

     2. Permitted Disclosure  We agree that you may disclose Confidential
Information:

     (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

     [(b) subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]

     [(b/c)]3 subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrowers or any component company of Reed Elsevier so long as that person has delivered a letter to you in equivalent form to this letter; and

     [(c/d)]3 (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

     3. Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)]3 or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

     4. Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)]3 above.

     5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

     6. No Representation; Consequences of Breach, etc You acknowledge and agree that:

     (a) neither we, [nor our principal]4 nor any component company of Reed Elsevier nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

     (b) we [or our principal]4 or component companies of Reed Elsevier may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

     7. No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

     8. Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

     9. Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,]4 the Borrowers and each other component company of Reed Elsevier.

     10. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

     11. Definitions In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

     "Confidential Information" means any information relating to the Borrowers, Reed Elsevier, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with Reed Elsevier and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

     "Permitted Purpose" means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of]2 considering and evaluating whether to enter into the Acquisition; and

     "Purchaser Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

     Please acknowledge your agreement to the above by signing and returning the enclosed copy.

         Yours faithfully

         ...................................

         For and on behalf of

         [Seller/Seller's agent/broker]

         To:  [Seller]

         [Seller's agent/broker]

         The Borrowers' Agent and each other component company of Reed Elsevier



         We acknowledge and agree to the above:

         ...................................

         For and on behalf of

SIGNATURES

The Original Borrowers


REED ELSEVIER INC.
By: /s/ Paul Richardson


ELSEVIER FINANCE SA
By: /s/ Jacques Billy


The Borrowers' Agent


REED ELSEVIER (UK) LIMITED
By: /s/ Mark Armour


The Original Guarantors


REED INTERNATIONAL P.L.C.
By: /s/ Mark Armour


ELSEVIER NV
By: /s/ Erik Ekker


The Lead Arrangers


DEUTSCHE BANK AG LONDON
By: /s/ Sean Malone
    /s/ Kelly Lavelle


MORGAN STANLEY DEAN WITTER BANK LIMITED
By: /s/ Mathias Blumschein


The Lenders


DEUTSCHE BANK AG LONDON
By: /s/ Sean Malone
    /s/ Kelly Lavelle



MORGAN STANLEY DEAN WITTER BANK LIMITED
By: /s/ Mathias Blumschein

MORGAN STANLEY SENIOR FUNDING, INC.
By: /s/ Kevin Adeson


The Facility Agent


DEUTSCHE BANK AG LONDON
By: /s/ Sean Malone
    /s/ Kelly Lavelle


The Dollar Swingline Agent


DEUTSCHE BANK AG, NEW YORK BRANCH
By: /s/ Sean Malone


The Euro Swingline Agent


DEUTSCHE BANK AG LONDON
By: /s/ Sean Malone
    /s/ Kelly Lavelle

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1 -  INTERPRETATION..................................................1

1.       DEFINITIONS AND INTERPRETATION......................................1

         1.1      Definitions................................................1
         1.2      Construction..............................................19
         1.3      Currency Symbols and Definitions..........................20
         1.4      Third Party Rights........................................20
         1.5      MSDW......................................................20

SECTION 2 - THE FACILITIES..................................................21

2.       THE FACILITIES.....................................................21

         2.1      The Facilities............................................21
         2.2      Lenders' rights and obligations...........................21

3.       PURPOSE............................................................21

         3.1      Purpose...................................................21
         3.2      Monitoring................................................22

4.       BORROWERS..........................................................22

         4.1      Liability of Borrowers....................................22
         4.2      Borrowers' Agent..........................................22
         4.3      Actions of Borrowers' Agent...............................22

5.       CONDITIONS OF UTILISATION..........................................23

         5.1      Initial conditions precedent..............................23
         5.2      Further conditions precedent..............................23
         5.3      Conditions relating to Optional Currencies................24
         5.4      Maximum number of Advances................................24

SECTION 3 - UTILISATION.....................................................25

6.       UTILISATION........................................................25

         6.1      Delivery of a Utilisation Request.........................25
         6.2      Completion of a Utilisation Request.......................25
         6.3      Currency and Amount.......................................25
         6.4      Lenders' participation....................................26
         6.5      Delivery of a Utilisation Request for a Swingline Advance.26
         6.6      Completion of a Utilisation Request for a Swingline
                  Advance...................................................26
         6.7      Currency and amount of Swingline Advances.................27

         6.8      Swingline Lenders' participation..........................27
         6.9      Automatic Facility B Advance..............................27

7.       OPTIONAL CURRENCIES................................................28

         7.1      Selection of currency.....................................28
         7.2      Unavailability of a currency..............................28
         7.3      Change of currency........................................28
         7.4      Same Optional Currency During Successive Interest Periods.29
         7.5      Facility Agent's Calculations.............................30
         7.6      Notification..............................................30

SECTION 4 - REPAYMENT, PREPAYMENT AND CANCELLATION..........................31

8.       REPAYMENT..........................................................31

         8.1      Repayment of Facility A Advances..........................31
         8.2      Repayment of Facility B Advances..........................31
         8.3      Repayment of Facility C Advances..........................31
         8.4      Request for Conversion....................................31
         8.5      Notification to Banks.....................................31
         8.6      Conversion of Facility A Advances.........................31

9.       PREPAYMENT AND CANCELLATION........................................31

         9.1      Illegality................................................31
         9.2      Mandatory Prepayment of various proceeds..................32
         9.3      Mandatory Prepayments on Merger and Change of Control.....33
         9.4      Mandatory Prepayment of Facility C Advances...............33
         9.5      Mandatory reductions in Commitments.......................34
         9.6      Voluntary cancellation....................................34
         9.7      Voluntary Prepayment......................................34
         9.8      Right of repayment and cancellation in relation to a
                  single Lender.............................................35
         9.9      Restrictions..............................................35

SECTION 5 - COSTS OF UTILISATION............................................36

10.      INTEREST...........................................................36

         10.1     Calculation of interest...................................36
         10.2     Payment of Interest.......................................36
         10.3     Default Interest..........................................36
         10.4     Notification of rates of interest.........................37
         10.5     Notification of Credit Ratings............................37

11.      INTEREST PERIODS...................................................37

12.      CHANGES TO THE CALCULATION OF INTEREST.............................38

         12.1     Absence of quotations.....................................38
         12.2     Market disruption.........................................38
         12.3     Alternative Basis of Interest or Funding..................39

         12.4     Break Costs...............................................39

13.      FEES...............................................................39

         13.1     Commitment Fee............................................39
         13.2     Utilisation Fee...........................................40
         13.3     Lead Arrangers Fee........................................40
         13.4     Agency Fee................................................40
         13.5     Term-out Fee..............................................40

SECTION 6 - ADDITIONAL PAYMENT OBLIGATIONS..................................41

14.      TAX GROSS UP AND INDEMNITIES.......................................41

         14.1     Definitions...............................................41
         14.2     Tax gross-up..............................................41
         14.3     Tax indemnity.............................................42
         14.4     Tax Credit................................................43
         14.5     Stamp taxes...............................................43
         14.6     Value added tax...........................................43

15.      INCREASED COSTS....................................................43

         15.1     Increased costs...........................................43
         15.2     Increased cost claims.....................................44
         15.3     Exceptions................................................44

16.      OTHER INDEMNITIES..................................................44

         16.1     Currency indemnity........................................44
         16.2     Other indemnities.........................................45
         16.3     Indemnity to the Facility Agent...........................45

17.      MITIGATION BY THE LENDERS..........................................46

         17.1     Mitigation................................................46
         17.2     Limitation of liability...................................46

18.      COSTS AND EXPENSES.................................................46

         18.1     Transaction expenses......................................46
         18.2     Amendments costs..........................................46
         18.3     Enforcement costs.........................................46

SECTION 7 - GUARANTEE.......................................................47

19.      GUARANTEE AND INDEMNITY............................................47

         19.1     Guarantee and Indemnity...................................47
         19.2     Continuing Guarantee......................................47
         19.3     Reinstatement.............................................47
         19.4     Waiver of Defences........................................47
         19.5     Immediate Recourse........................................48

         19.6     Appropriations............................................48
         19.7     Deferral of Guarantors' Rights............................48
         19.8     Additional Security.......................................49

20.      ADDITIONAL GUARANTEE AND INDEMNITY.................................49

         20.1     Original Guarantors.......................................49
         20.2     Additional Guarantors.....................................49

SECTION 8...................................................................51

         REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT................51

21       REPRESENTATIONS ...................................................51

         21.1     Status....................................................51
         21.2     Power and Authority.......................................51
         21.3     Validity..................................................51
         21.4     Non-Conflict with Other Obligations.......................51
         21.5     Validity and Admissibility in Evidence....................51
         21.6     No Default................................................52
         21.7     Litigation................................................52
         21.8     Pari passu................................................52
         21.9     No Winding-Up.............................................52
         21.10    Tax Returns and Payments..................................52
         21.11    No Encumbrances...........................................53
         21.12    No Withholding............................................53
         21.13    Governing Law.............................................53
         21.14    Written Information.......................................53
         21.15    Accounts..................................................53
         21.16    Corporate Structure.......................................53
         21.17    Credit Ratings............................................54
         21.18    Elsevier Finance SA.......................................54
         21.19    Repetition................................................54

22.      INFORMATION UNDERTAKINGS...........................................54

         22.1     Financial information.....................................54
         22.2     Compliance Certificate....................................54
         22.3     Requirements as to Financial Statements...................55
         22.4     Information: miscellaneous................................55
         22.5     Notification of default...................................55

23.      FINANCIAL COVENANTS................................................55

         23.1     Financial Covenants.......................................55
         23.2     Financial Definitions.....................................56
         23.3     Financial Testing.........................................57
         23.4     Accounting Terms..........................................58

24.      GENERAL UNDERTAKINGS...............................................58

         24.1     Pari Passu................................................58

         24.2     Compliance with Laws......................................58
         24.3     Authorisations ...........................................58
         24.4     Negative Pledge...........................................58
         24.5     Business of Reed Elsevier.................................58
         24.6     Disposals.................................................59
         24.7     Regulation U..............................................59
         24.8     ERISA.....................................................59
         24.9     On Sale Agreement.........................................59
         24.10    Corporate Structure.......................................59
         24.11    Elsevier Finance SA.......................................60

25.      EVENTS OF DEFAULT..................................................60

         25.1     Failure to Pay............................................60
         25.2     Financial Covenants.......................................60
         25.3     Other Obligations.........................................60
         25.4     Misrepresentations........................................60
         25.5     Cross Default.............................................61
         25.6     Insolvency................................................61
         25.7     Insolvency Proceedings....................................61
         25.8     Creditors' Process........................................62
         25.9     Analogous Events..........................................62
         25.10    Unlawfulness:  Invalidity.................................62
         25.11    Repudiation...............................................62
         25.12    Material Adverse Effect...................................62
         25.13    Acceleration..............................................62

SECTION 9 - CHANGES TO PARTIES..............................................63

26.      CHANGES TO THE LENDERS.............................................63

         26.1     Assignments and transfers by the Lenders..................63
         26.2     Conditions of assignment or transfer......................63
         26.3     Assignment or transfer fee................................64
         26.4     Limitation of responsibility of Existing Lenders..........64
         26.5     Procedure for transfer....................................65
         26.6     Disclosure of information.................................65

27.      CHANGES TO THE OBLIGORS............................................66

         27.1     Assignments and Transfer by Obligors......................66
         27.2     Additional Borrowers......................................66
         27.3     Repetition of Representations.............................66

SECTION 10 - THE FINANCE PARTIES............................................68

28.      ROLE OF THE AGENTS AND THE LEAD ARRANGERS..........................68

         28.1     Appointment of the Agents.................................68
         28.2     Duties of the Agents......................................68
         28.3     Role of the Lead Arrangers................................68

         28.4     No fiduciary duties.......................................68
         28.5     Business with Reed Elsevier ..............................69
         28.6     Rights and discretions of the Agents......................69
         28.7     Majority Lenders' instructions............................69
         28.8     Responsibility for documentation..........................70
         28.9     Exclusion of liability....................................70
         28.10    Lenders' indemnity to the Agents..........................70
         28.11    Resignation of an Agent...................................70
         28.12    Confidentiality...........................................71
         28.13    Relationship with the Lenders.............................71
         28.14    Credit appraisal by the Lenders...........................72
         28.15    Reference Banks...........................................72

29.      CONDUCT OF BUSINESS BY THE FINANCE PARTIES.........................72

30.      SHARING AMONG THE LENDERS..........................................73

         30.1     Payments to Lenders.......................................73
         30.2     Redistribution of payments................................73
         30.3     Recovering Lender's rights................................73
         30.4     Reversal of redistribution................................73
         30.5     Exceptions................................................74

SECTION 10 - ADMINISTRATION.................................................75

31.      PAYMENT MECHANICS..................................................75

         31.1     Payments to the Agents....................................75
         31.2     Distributions by the Facility Agent.......................75
         31.3     Distributions to the Borrowers............................75
         31.4     Clawback..................................................75
         31.5     Partial payments..........................................76
         31.6     No set-off by Obligors....................................76
         31.7     Business Days.............................................76
         31.8     Currency of account.......................................77
         31.9     Change of currency........................................77

32.      SET-OFF............................................................77

33.      NOTICES............................................................78

         33.1     Communications in writing.................................78
         33.2     Addresses.................................................78
         33.3     Delivery..................................................79
         33.4     Notification of address and fax number....................80
         33.5     English language..........................................80

34.      CALCULATIONS AND CERTIFICATES......................................80

         34.1     Accounts..................................................80
         34.2     Certificates and determinations...........................80

         34.3     Day count convention......................................80

35.      PARTIAL INVALIDITY.................................................81

36.      REMEDIES AND WAIVERS...............................................81

37.      AMENDMENTS AND WAIVERS.............................................81

         37.1     Required consents.........................................81
         37.2     Exceptions................................................81

38.      COUNTERPARTS.......................................................82

SECTION 11 - GOVERNING LAW AND ENFORCEMENT..................................83

39.      GOVERNING LAW......................................................83

40.      ENFORCEMENT........................................................83

         40.1     Jurisdiction..............................................83
         40.2     Service of Process........................................83

SCHEDULE 1..................................................................84

         THE ORIGINAL LENDERS...............................................84

SCHEDULE 2..................................................................87

         CONDITIONS PRECEDENT...............................................87

SCHEDULE 3..................................................................90

         REQUESTS...........................................................90
         REQUESTS...........................................................92

SCHEDULE 4..................................................................94

         THE MARGIN.........................................................94

SCHEDULE 5..................................................................95

         MANDATORY COST FORMULAE............................................95

SCHEDULE 6..................................................................98

         FORM OF TRANSFER CERTIFICATE.......................................98

SCHEDULE 7.................................................................100

         FORM OF ACCESSION LETTER..........................................100

SCHEDULE 8.................................................................101

         FORM OF COMPLIANCE CERTIFICATE....................................101

SCHEDULE 9.................................................................102

         TIMETABLES........................................................102

SCHEDULE 10................................................................104

         FORM OF CONFIDENTIALITY UNDERTAKING...............................104


                                   ENDNOTES

1    delete if addressee is acting as broker or agent.

2    delete if addressee is acting as principal.

3    delete as applicable.

4 delete if letter is sent out by the Seller rather than the Seller's broker or agent.